SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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SEACHANGE INTERNATIONAL, INC.
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(Name of Registrant as Specified in Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SEACHANGE INTERNATIONAL, INC.
50 Nagog Park
Acton, Massachusetts 01720

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 16, 2008

The Annual Meeting of Stockholders of SeaChange International, Inc. (“SeaChange” or the “Company”) will be held at SeaChange’s offices, located at 50 Nagog Park, Acton, Massachusetts 01720, on Wednesday, July 16, 2008 at 10:00 a.m., local time, to consider and act upon each of the following matters:

1.	To elect two members to the Board of Directors to serve for three-year terms as Class III Directors.

2.	To approve an amendment to SeaChange’s Third Amended and Restated 1996 Employee Stock Purchase Plan (the “Plan”) to increase the total authorized shares under the Plan.

3.	To ratify the appointment of SeaChange’s independent registered public accounting firm.

4.	To transact such other business as may properly come before the meeting and any adjournments thereof.

Stockholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on May 19, 2008, the record date fixed by the Board of Directors for such purpose.

IF YOU PLAN TO ATTEND:

     Please call Martha Schaefer at (978) 897-0100 if you plan to attend. Please bring valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts (“street name” holders) will also need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, cell phones, recording devices and other electronic devices will not be permitted at the meeting.

By Order of the Board of Directors

Kevin M. Bisson
Chief Financial Officer, Secretary, Treasurer and
Senior Vice President, Finance and Administration
Acton, Massachusetts
May 30, 2008

Whether or not you expect to attend the meeting, please complete, date and sign the enclosed proxy and mail it promptly in the enclosed envelope to ensure representation of your shares. No postage need be affixed if the proxy is mailed in the United States. If you are the registered holder of the shares, you may rather choose to vote via the Internet or by telephone. If your shares are held in a bank or brokerage account, you may be eligible to vote electronically or by telephone. Please refer to the enclosed form for instructions.

2008 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
TABLE OF CONTENTS

OWNERSHIP OF SECURITIES	3
Securities Ownership Of Certain Beneficial Owners And Management	3
PROPOSAL NO. I - ELECTION OF DIRECTORS	6
Class III Directors (Terms Expire at 2011 Annual Meeting)	6
Class I Director (Term Expires at 2009 Annual Meeting)	7
Class II Directors (Terms Expire at 2010 Annual Meeting)	7
CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS	8
Determination of Director Independence	8
Stockholder Proposals	8
Availability of Corporate Governance Documents	9
Board Meetings	9
Lead Director	9
Board Committees	9
Audit Committee	9
Compensation and Option Committee	10
Corporate Governance and Nominating Committee	10
Qualifications of Director Candidates	10
Procedures for Stockholders to Recommend Director Candidates	11
Process for Stockholders to Communicate with Directors	11
Compensation of Directors	11
Report of the Audit Committee	13
INFORMATION CONCERNING EXECUTIVE OFFICERS	15
COMPENSATION DISCUSSION AND ANALYSIS	16
Overview	16
Setting Executive Compensation	17
Fiscal 2008 Executive Compensation Components	18
Base Salary	18
Performance-Based Incentive Compensation	19
Change in Control and Termination Benefits	21
General Employee Welfare Benefits	21
Tax and Accounting Implications	21
Summary Compensation Table	23
Grants of Plan-Based Awards	24
Outstanding Equity Awards at Fiscal Year-End	25

i

Option Exercises and Stock Vested	28
Pension Benefits	28
Nonqualifed Deferred Compensation	28
Potential Payments upon Termination or Change in Control	29
Compensation and Option Committee Report	31
Compensation Committee Interlocks and Insider Participation	31
PROPOSAL NO. II - APPROVAL OF THE AMENDMENT TO THE THIRD AMENDED
AND RESTATED 1996 EMPLOYEE STOCK PURCHASE PLAN	32
Purpose of the Plan and Reasons for Amendment	32
Summary of The Plan	32
Federal Income Tax Consequences	35
PROPOSAL NO. III - RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM	37
Change in Independent Registered Public Accounting Firm	37
Independent Registered Public Accounting Firm for Fiscal Year 2009	38
Principal Accountant Fees and Services	38
OTHER MATTERS	39
Expenses and Solicitation	39
Section 16(a) Beneficial Ownership Reporting Compliance	40
Certain Relationships and Related Transactions	40

ii

SEACHANGE INTERNATIONAL, INC.
50 Nagog Park
Acton, Massachusetts 01720

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 16, 2008

May 30, 2008

Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors (the “Board”) of SeaChange International, Inc. for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, July 16, 2008, at 10:00 A.M. Eastern Time, at SeaChange’s offices, located at 50 Nagog Park, Acton, Massachusetts 01720.

Only stockholders of record as of the close of business on May 19, 2008 (the “Record Date”) will be entitled to vote at the Annual Meeting and any adjournments thereof.

SeaChange intends to mail a printed copy of this proxy statement and proxy card to certain of its stockholders of record entitled to vote at the annual meeting on or about June 4, 2008. All other stockholders will receive a Notice Regarding the Availability of Proxy Materials (sometimes referred to as the “Notice”), which will be mailed on or about June 4, 2008.

SeaChange is pleased to take advantage of new U.S. Securities and Exchange commission rules that allow companies to furnish their proxy materials over the Internet. We believe that this new process will allow SeaChange to provide its stockholders with the information they need in a timelier manner, while reducing the environmental impact and lowering the costs of printing and distributing its proxy materials.

As a result, SeaChange is mailing to most of its stockholders the Notice instead of a paper copy of this proxy statement and SeaChange’s 2008 Annual Report. The Notice contains instructions on how to access those documents over the Internet. All stockholders who do not receive a Notice will receive a paper copy of the proxy materials by mail.

Stockholders may vote in one of the following three ways: (1) by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage paid envelope by return mail, (2) by completing a proxy using the toll-free telephone number listed on the proxy card or Notice, or (3) by completing a proxy on the Internet at the address listed on the proxy card or Notice. Any proxy may be revoked by a stockholder at any time before its exercise by either delivering written revocation or a later dated proxy to the Secretary of SeaChange, entering a new vote by Internet or telephone, or attending the Annual Meeting of Stockholders and voting in person.

All properly completed proxy forms returned in time to be cast at the Annual Meeting will be voted. With respect to the election of the Class III Directors, any stockholder submitting a proxy has a right to withhold authority to vote for the nominee by indicating this in the space provided on the proxy. The stockholders will also consider and vote upon proposals put forth by the Board to approve an amendment to SeaChange’s Third Amended and Restated 1996 Employee Stock Purchase Plan and to ratify the selection of SeaChange’s independent registered public accounting firm. Where a choice has been specified on the proxy card with respect to each proposal, the shares represented by the proxy will be voted in accordance with your specifications. If no specification is indicated on the proxy card, the shares represented by the proxy will be voted FOR each nominee for election to the Board of Directors to serve as a Class III Director, FOR the proposal to amend SeaChange’s Third Amended and Restated 1996 Employee Stock Purchase Plan, and FOR the proposal to approve the ratification of the selection of SeaChange’s independent registered public accounting firm.

A majority in interest of the outstanding shares represented at the Annual Meeting in person or by proxy shall constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the meeting. On all other matters being submitted to stockholders, an affirmative vote of at least a majority of the shares present, in person or represented by proxy, and voting on that matter is required for approval or ratification. An automated system administered by SeaChange’s transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions, as well as broker “non-votes” are not considered to have been voted for such matters and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matters by reducing the total number of shares from which the majority is calculated.

The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as proxies and in accordance with the Securities and Exchange Commission’s (“SEC’s”) proxy rules. The persons named as proxies, William C. Styslinger, III and Kevin M. Bisson, were selected by the Board of Directors and are officers of SeaChange. See “Stockholder Proposals” herein at page 8.

OWNERSHIP OF SECURITIES

Securities Ownership Of Certain Beneficial Owners And Management

The following table sets forth information regarding the beneficial ownership of SeaChange common stock as of May 19, 2008 by:

  each person or entity who is known by SeaChange to beneficially own more than 5% of the common stock of SeaChange;

  each of the directors named in the Director Compensation Table on page 12 and each of the executive officers of SeaChange named in the Summary Compensation Table on page 23; and

  all of the directors and executive officers of SeaChange as a group.

Except for the named executive officers and directors, none of these persons or entities has a relationship with SeaChange. Unless otherwise indicated, the address of each person or entity named in the table is c/o SeaChange International, Inc., 50 Nagog Park, Acton, Massachusetts 01720, and each person or entity has sole voting power and investment power (or shares such power with his or her spouse), with respect to all shares of capital stock listed as owned by such person or entity.

The number and percentage of shares beneficially owned is determined in accordance with the rules of the SEC, and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and also any shares of common stock underlying options or warrants that are exercisable by that person within 60 days of May 19, 2008. However, these shares underlying options or warrants are not treated as outstanding for the purpose of computing the percentage ownership of any other person or entity. Percentage of beneficial ownership is based on 31,151,210 shares of SeaChange’s common stock outstanding as of May 19, 2008.

	Amount and	Percent of
	Nature of	Common
	Beneficial	Stock
Name	Ownership(1)	Outstanding
William C. Styslinger, III (2)	2,037,508	6.5%
Kevin M. Bisson	29,068	*
Steven M. Davi	100,120	*
Ira Goldfarb	196,337	*
Yvette M. Kanouff	142,104	*
Martin R. Hoffmann	197,466	*
Thomas F. Olson	44,563	*
Mary Palermo Cotton	22,501	*
Carmine Vona	64,441	*
Ashford Capital Management, Inc. (3)
P.O. Box 4172
Wilmington, DE 19807	1,674,849	5.4%

	Amount and	Percent of
	Nature of	Common
	Beneficial	Stock
Name	Ownership(1)	Outstanding
Wellington Management Company, LLP (4)
75 State Street
Boston, MA 02109	4,219,246	13.5%
Dimensional Fund Advisors LP (5)
1299 Ocean Avenue
Santa Monica, CA 90401	2,498,012	8.0%
David J. Greene and Company, LLC (6)
599 Lexington Avenue
New York, NY 10022	2,318,215	7.4%
Renaissance Technologies LLC (7)
800 Third Avenue
New York, NY 10022	1,595,224	5.1%
All executive officers and directors as a group (11 persons) (8)	3,525,415	11.4%

*	Less than 1%

(1)	Includes shares of Common Stock which have not been issued but are subject to options which either are presently exercisable or will become exercisable within 60 days of May 19, 2008, as follows: Mr. Styslinger, 384,218 shares; Mr. Davi, 98,400 shares; Mr. Goldfarb, 128,900 shares; Ms. Kanouff, 123,250 shares; Mr. Hoffmann, 32,563 shares; Mr. Olson, 27,562 shares; Ms. Cotton, 5,000 shares; and Mr. Vona, 32,563 shares. Excludes restricted stock units that will not have vested within 60 days of May 19, 2008, as follows: Mr. Styslinger, 100,813 unvested restricted stock units; Mr. Bisson, 69,969 unvested restricted stock units; Mr. Davi, 42,272 unvested restricted stock units; Mr. Goldfarb, 45,702 unvested restricted stock units; Ms. Kanouff, 38,323 unvested restricted stock units; Mr. Hoffmann, 19,999 unvested restricted stock units; Mr. Olson, 19,999 unvested restricted stock units; Ms. Cotton, 19,999 unvested restricted stock units; and Mr. Vona, 19,999 unvested restricted stock units. Messrs. Styslinger, Bisson, Davi and Goldfarb and Ms. Kanouff are each Named Executive Officers of SeaChange. Messrs. Styslinger, Hoffmann, Olson and Vona and Ms. Cotton are each directors of SeaChange.

(2)	Includes (i) 17,500 shares of common stock owned by Merrill Lynch, Trustee f/b/o William C. Styslinger, III, IRA and (ii) 171,500 shares of common stock owned by CGM IRA Rollover Custodian f/b/o William C. Styslinger, III, IRA. Excludes (i) 86,429 shares of common stock owned by Thomas and Emily Franeta as Trustees of The Styslinger Family Trust; (ii) 11,342 shares of common stock held by Thomas Franeta as Custodian for Kimberly J. Styslinger; (iii) 52,985 shares of common stock owned by his wife, Joyce Styslinger, and (iv) 9,516 shares of Common Stock owned by his daughter, Kimberly J. Styslinger. Mr. Styslinger disclaims beneficial ownership of the shares held by The Styslinger Family Trust; by Thomas Franeta as Custodian for Kimberly J. Styslinger; by his wife, Joyce Styslinger; and by his daughter, Kimberly J. Styslinger.

(3)	According to a Schedule 13G filed on February 14, 2008, Ashford Capital Management, Inc. has sole voting and dispositive power over all of the above-mentioned shares.

(4)	According to an amended Schedule 13G filed on February 14, 2008, Wellington Management Company, LLP shares voting power with respect to 2,347,046 of the above-mentioned shares with its clients and shares dispositive power over all of the above-mentioned shares with its clients.

(5)	According to an amended Schedule 13G filed on February 6, 2008, Dimensional Fund Advisors LP may be deemed to have sole voting and dispositive power over all of the above-mentioned shares. Dimensional Fund Advisors LP serves as investment advisor to four investment companies and serves as investment manager to certain other commingled group trusts and investment accounts, which own the above-mentioned shares. Dimensional Fund Advisors LP disclaims beneficial ownership of such shares.

(6)	According to an amended Schedule 13G filed on January 25, 2008, David J. Greene and Company, LLC shares voting power with respect to 1,718,784 of the above-mentioned shares and shares dispositive power over all of the above-mentioned shares.

(7)	According to a Schedule 13G filed on February 13, 2008, Renaissance Technologies LLC and James H. Simons each have sole voting power with respect to 1,486,400 of the above-mentioned shares and sole dispositive power over all of the above-mentioned shares.

(8)	This group is comprised of those individuals named in the Summary Compensation Table on page 23, the remaining executive officers of SeaChange and those persons who were directors of SeaChange as of May 19, 2008. Includes an aggregate of 1,039,455 shares of Common Stock which the directors and executive officers, as a group, have the right to acquire by exercise of stock options or will acquire upon vesting of restricted stock units within 60 days of May 19, 2008. Excludes an aggregate of 377,075 restricted stock units held by directors and executive officers, as a group, that will not have vested within 60 days of May 19, 2008.

PROPOSAL NO. I

ELECTION OF DIRECTORS

SeaChange’s Board of Directors currently consists of five members, four of whom are independent, non-employee directors. The Board of Directors is divided into three classes. Each class serves for a term of three years, with the terms of office of the directors in the respective classes expiring in successive years. The present term of the Class III Directors expires at the Annual Meeting. The Board of Directors, based on the recommendation of the Corporate Governance and Nominating Committee, has nominated Ms. Cotton and Mr. Vona for re-election as the Class III Directors. The Board of Directors knows of no reason why the nominees should be unable or unwilling to serve, but if that should be the case, proxies will be voted for the election of some other person or persons, or for fixing the number of directors at a lesser number. Each of Ms. Cotton and Mr. Vona has consented to being named in this proxy statement as a nominee to be a Class III Director and to serving in that capacity, if elected.

The Board of Directors unanimously recommends a vote “FOR” the Nominees listed below.

The following table sets forth, for each nominee to be elected at the Annual Meeting and the other current directors, the year each nominee or director was first appointed or elected a director, the principal occupation of each nominee and director during at least the past five years and the age of each nominee and director.

Class III Directors (Terms Expire at 2011 Annual Meeting)

Nominee’s Name and Year	Position and Principal Occupation and Business Experience During
First Became Director	the Past Five Years

Mary Palermo Cotton (2004)

Director

Mary Palermo Cotton, 50, has served as a Director of SeaChange since September 2004. Currently Ms. Cotton is Chief Executive Officer of iDirect Technologies, a leading provider of satellite based IP communications technology. Previously, Ms. Cotton was a Senior Vice President of SAP, an enterprise software provider, as a result of SAP’s June 2006 acquisition of Frictionless Commerce. Prior to the acquisition, Ms. Cotton had been the Chief Executive Officer of Frictionless Commerce, a company providing supplier relationship management software, since February 2005. From February 2003 to July 2004, Ms. Cotton was a Senior Advisor to Aspen Technology, a software service provider, and previously served as Aspen’s Chief Operating Officer from January 2001 to January 2003. Ms. Cotton additionally served on the Board of Directors of Precise Software Solutions from June 2000 to June 2003 when Precise Software Solutions was acquired by VERITAS Software.

Carmine Vona (1995)

Director

Carmine Vona, 70, has served as a Director of SeaChange since January 1995. In addition, Mr. Vona has been President and Chief Executive Officer of Vona Information Systems, Inc., a consulting firm, since June 1996. Since December 2001, Mr. Vona has served as Chairman of Metrosoft, Inc., a New Jersey based company specializing in providing software products to the mutual funds industry. He also served as Metrosoft’s Chief Executive Officer from December 2001 through December 2002. From August 2000 to December 2002, he also served as a member of the Board of Directors of E-LAB, an Italian bank wholly owned by Banca INTESA. From November 1969 to June 1996, Mr. Vona was employed by Bankers Trust Co., during which time he held positions as Executive Vice President and Senior Managing Director for worldwide technology. From August 1986 to June 1996 Mr. Vona was Chairman of BT-FSIS, a software development company and a wholly-owned subsidiary of Bankers Trust Co.

Class I Director (Term Expires at 2009 Annual Meeting)

Director’s Name and Year First	Position and Principal Occupation and Business Experience During
Became Director	the Past Five Years

William C. Styslinger, III (1993)

President, Chief Executive Officer, Chairman of the Board and Director

William C. Styslinger, III, 62, is a founder of SeaChange and has served as the President, Chief Executive Officer and a Director since the inception of SeaChange in July 1993 and as Chairman of the Board since January 1995. Prior to forming SeaChange in 1993, Mr. Styslinger was employed at Digital Equipment Corporation since March 1978, most recently as manager of the Cable Television Business Unit from October 1991 to May 1993.

Class II Directors (Terms Expire at 2010 Annual Meeting)

Director’s Name and Year First	Position and Principal Occupation and Business Experience During
Became Director	the Past Five Years

Martin R. Hoffmann (1995)

Director

Martin R. Hoffmann, 76, has served as a Director of SeaChange since January 1995. Mr. Hoffmann served as a full-time consultant to the U.S. Department of Defense from October 2004 to March 2007. Mr. Hoffmann served as Of Counsel to the Washington D.C. office of Skadden, Arps, Slate, Meagher & Flom LLP from January 1996 until July 2000. From April 1995 to January 1996, Mr. Hoffmann maintained a law practice and business consulting practice. He was a Visiting Senior Fellow at the Center for Policy, Industry and Industrial Development at Massachusetts Institute of Technology from May 1993 to April 1995, prior to which, from April 1989, he served as Vice President and General Counsel for Digital Equipment Corporation. Mr. Hoffmann is a former member of the Board of Directors of Castle Energy Corporation, an oil and gas exploration and production company, and former Chairman of the Board of Mitretek Systems, a non-profit technology consulting and services company.

Thomas F. Olson (2001)

Director

Thomas F. Olson, 59, has served as a Director of SeaChange since May 2001. In addition, from January 1999 to December 2003, Mr. Olson served as the Chief Executive Officer of National Cable Communications, a company specializing in cable television advertising time sales. From January 1995 to May 1998, Mr. Olson was Managing Partner of National Cable Communications and Chief Executive Officer of Katz Media Group, a radio, broadcast television and cable television national sales representation firm. Mr. Olson was with Katz Media Group for 23 years. Since 2005, Mr. Olson has also served on the board of Sarkes Tarzian, Inc., a private company that owns and operates television and radio stations.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

Determination of Director Independence

The Board of Directors has determined that Messrs. Hoffmann, Olson, and Vona and Ms. Cotton are “independent” directors, meeting all applicable independence requirements of the SEC, including Rule 10A-3(b)(1) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Marketplace of Rules of The Nasdaq Stock Market (“Nasdaq”). In making this determination, the Board of Directors affirmatively determined that none of such directors has a relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Stockholder Proposals

Proposals of stockholders intended to be presented at the 2009 Annual Meeting of Stockholders must be received no later than the close of business on February 4, 2009 at SeaChange’s principal executive offices in order to be included in the SeaChange proxy statement for that meeting. Any such stockholder proposals should be submitted to SeaChange International, Inc., 50 Nagog Park, Acton, Massachusetts, 01720, Attention: Secretary. Under the By-Laws of SeaChange, stockholders who wish to make a proposal at the 2009 Annual Meeting - other than one that will be included in SeaChange’s proxy materials - must notify SeaChange no earlier than January 5, 2009, and no later than February 4, 2009. If a stockholder who wishes to present a proposal fails to notify SeaChange by February 4, 2009, the stockholder would not be entitled to present the proposal at the meeting. If, however, notwithstanding the requirements of the By-Laws of SeaChange, the proposal is brought before the meeting, then under the SEC’s proxy rules the proxies solicited by management with respect to the 2009 Annual Meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules.

In order to curtail controversy as to the date on which a proposal will be marked as received by SeaChange, it is suggested that stockholders submit their proposals by Certified Mail—Return Receipt Requested.

Availability of Corporate Governance Documents

SeaChange’s Code of Ethics and Business Conduct (“Ethics Policy”) for all directors and all employees of SeaChange, including executive officers, and the charters for SeaChange’s Board of Directors standing committees (Audit, Compensation and Option, Corporate Governance and Nominating) are available on SeaChange’s website at www.schange.com under the “Corporate Governance” section of the “Investor Relations” link. SeaChange will ensure that amendments, if any, to these documents are disclosed and posted on this website.

Board Meetings

The Board of Directors of SeaChange met twelve times and acted by written consent one time during the fiscal year ended January 31, 2008. During the fiscal year ended January 31, 2008, each director attended at least 75% of the total number of meetings of the Board of Directors and meetings of all the committees of the Board on which they serve. SeaChange has a policy that its Board of Directors attend SeaChange’s Annual Meeting of Stockholders. Last year, all of the directors attended the Annual Meeting of Stockholders that was held on July 18, 2007.

Lead Director

The Board of Directors has appointed an independent director to serve as Lead Director. The function of the Lead Director is to facilitate and improve communication between the independent directors and SeaChange by serving as the interface between SeaChange’s Chief Executive Officer, senior management and the Board of Directors. The Lead Director works with the chairperson of the Compensation and Option Committee to establish goals for the Chief Executive Officer each fiscal year and conducts the annual Chief Executive Officer evaluation. Mr. Olson currently serves as the Lead Director.

Board Committees

The Board has three standing committees: an Audit Committee, a Compensation and Option Committee, and a Corporate Governance and Nominating Committee. The members of each committee are appointed by the Board based on the recommendation of the Corporate Governance and Nominating Committee. The members are set forth below in this proxy statement. Actions taken by any committee of the Board are reported to the Board, usually at the next Board meeting following a committee meeting. Each standing committee is governed by a committee-specific charter that is reviewed periodically by the applicable committee pursuant to the rules set forth in each charter. The Board annually conducts a self-evaluation of each of its committees. All members of all committees are independent directors.

Audit Committee

The Audit Committee members are Messrs. Hoffmann, Olson and Vona and Ms. Cotton (Chair), each of whom meet the independence requirements of the SEC and Nasdaq, as described above. In addition, SeaChange’s Board has determined that each member of the Audit Committee is financially literate and that Ms. Cotton satisfies the requirement of the Marketplace Rules applicable to Nasdaq-listed companies that at least one member of the Audit Committee possess financial sophistication and that Ms. Cotton is an “audit committee financial expert” as defined in the rules and regulations promulgated under the Exchange Act. The Audit Committee’s oversight responsibilities include matters relating to SeaChange’s financial disclosure and reporting process, including the system of internal controls, the performance of SeaChange’s internal audit function, compliance with legal and regulatory requirements, and the appointment and activities of SeaChange’s independent auditors. The Audit Committee met six times during fiscal year 2008. The responsibilities of the Audit Committee and its activities during fiscal year 2008 are more fully described in the Audit Committee Report contained in this proxy statement.

Compensation and Option Committee

The Compensation and Option Committee members are Messrs. Hoffmann, Olson (Chair) and Vona, each of whom meet the independence requirements of the SEC and Nasdaq, as described above. Among other things, the Compensation and Option Committee determines the compensation, including stock options, restricted stock units and other equity compensation, of SeaChange’s management and key employees, and administers and makes recommendations concerning SeaChange’s equity compensation plans. The Compensation and Option Committee met five times and acted by unanimous written consent six times during fiscal year 2008. The responsibilities of the Compensation and Option Committee and its activities during fiscal year 2008 are more fully described in the Compensation Discussion and Analysis contained in this proxy statement.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee members are Messrs. Hoffmann (Chair), Olson and Vona, each of whom meet the independence requirements of the SEC and Nasdaq, as described above. The Corporate Governance and Nominating Committee is responsible for oversight of corporate governance at SeaChange, recommending to the Board of Directors persons to be nominated for election or appointment as directors of SeaChange and monitoring compliance with SeaChange’s Ethics Policy. The Corporate Governance and Nominating Committee identifies Board candidates through numerous sources, including recommendations from existing Board members, executive officers, and stockholders of SeaChange. Additionally, the Corporate Governance and Nominating Committee may identify candidates through engagements with executive search firms. The Corporate Governance and Nominating Committee met one time during fiscal year 2008.

Qualifications of Director Candidates

In evaluating the suitability of individuals for Board membership, the Corporate Governance and Nominating Committee takes into account many factors, including whether the individual meets the requirements for independence, his or her professional expertise and educational background, and other factors that promote diversity of views and experience. The Corporate Governance and Nominating Committee evaluates each individual in the context of the entire Board, with the objective of recommending nominees who can best further the success of SeaChange’s business and represent stockholder interests. As part of the review in fiscal year 2008 by the Corporate Governance and Nominating Committee of SeaChange’s corporate governance documents, these criteria were reviewed. No changes to these criteria were recommended as a result of such review.

Procedures for Stockholders to Recommend Director Candidates

Stockholders wishing to suggest candidates to the Corporate Governance and Nominating Committee for consideration as potential director nominees may do so by submitting the candidate’s name, experience, and other relevant information to the SeaChange Corporate Governance and Nominating Committee, 50 Nagog Park, Acton, Massachusetts 01720. SeaChange stockholders wishing to nominate directors may do so by submitting a written notice to the Secretary of SeaChange at the same address in accordance with the nomination procedures set forth in SeaChange’s By-Laws. The procedures are summarized in this proxy statement under the heading “Stockholder Proposals.” The Secretary will provide the notice to the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee does not distinguish between nominees recommended by stockholders and other nominees. All nominees must meet, at a minimum, the qualifications described in “Qualifications of Director Candidates” above. The Committee did not receive any stockholder nominee recommendations for this annual meeting.

Process for Stockholders to Communicate with Directors

Stockholders may write to the Board or a particular Board member by addressing such communication to the Board or Board member, as applicable, care of SeaChange’s Chief Financial Officer, at SeaChange’s offices at 50 Nagog Park, Acton, Massachusetts 01720. Unless such communication is addressed to an individual director, SeaChange will forward any such communication to each of the directors.

Compensation of Directors

During the fiscal year ended January 31, 2008, directors who were employees of SeaChange received no cash compensation for their services as directors, except for reimbursement of expenses incurred in connection with attending meetings. In fiscal year 2008, SeaChange directors who are not employees of SeaChange earned a fee of $4,000 per quarter and a fee of $1,000 for each meeting of the Board of Directors that they attended in person or by phone and such directors were reimbursed for their reasonable out-of-pocket expenses incurred in attending such meetings. In addition, effective with the third quarter of fiscal 2007, SeaChange implemented a policy for the Lead Director to receive a cash payment of $10,000 per quarter in consideration of service as Lead Director, for a total $40,000 per annum. Accordingly, for fiscal 2008, Mr. Olson earned $40,000 for his service as Lead Director in addition to earning $28,000 for his service as a director. The Chairperson of the Audit Committee of the Board of Directors is also entitled to receive a cash payment of $2,000 per quarter for a total payment of $8,000 per annum in addition to earning $29,000 for service as a director.

In accordance with the compensation policy for non-employee directors adopted by the Compensation and Option Committee in December 2005, each non-employee director is entitled to receive an annual grant of 10,000 restricted stock units in lieu of a quarterly option grant to purchase 2,500 shares of SeaChange’s common stock. The grant with respect to fiscal 2008 was made in May 2008.

Director Compensation
Fiscal Year 2008

Name	Fees Earned or	Stock	Total
	Paid in	Awards	($)
	Cash	(1)
	($)	($)
Mary Palermo Cotton	37,000	63,685	100,685
Martin R. Hoffmann	29,000	63,685	92,685
Thomas F. Olson	68,000	63,685	131,685
Carmine Vona	30,000	63,685	93,685

(1)	Reflects compensation expense for restricted stock unit grants recognized for financial reporting purposes (exclusive of any assumptions for forfeitures) under Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment,” (FAS 123R) for the fiscal year ended January 31, 2008. During fiscal 2008, there were no awards of restricted stock or stock options granted to any of the directors. Not included in this table is the grant of 10,000 restricted stock units made to each non-employee director in May 2008 with respect to fiscal 2008.

The table below shows the aggregate number of stock awards and options outstanding for each non-employee director as of January 31, 2008. Stock awards consist of unvested restricted stock units. Upon vesting, the units are paid in the form of shares of our common stock. Not included in this table is the grant of 10,000 restricted stock units made to each non-employee director in May 2008 with respect to fiscal 2008, as this grant was not outstanding as of January 31, 2008.

Name	Aggregate	Aggregate
	Stock Awards	Stock Options
	Outstanding	Outstanding
	(#)	(#)
Mary Palermo Cotton	9,999	5,000
Martin R. Hoffmann	9,999	32,563
Thomas F. Olson	9,999	27,562
Carmine Vona	9,999	32,563

Report of the Audit Committee

The Audit Committee currently consists of Ms. Cotton (chair) and Messrs. Hoffmann, Olson and Vona.

The Audit Committee’s primary duties and responsibilities are to:

  Appoint, compensate and retain SeaChange’s independent registered public accounting firm, and oversee the work performed by the independent registered public accounting firm.

  Assist the Board of Directors in fulfilling its responsibilities by reviewing the financial reports provided by SeaChange to the SEC and SeaChange’s stockholders.

  Monitor the integrity of SeaChange’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

  Recommend, establish and monitor procedures designed to improve the quality and reliability of the disclosure of SeaChange’s financial condition and results of operations.

  Provide an avenue of communication among the independent registered public accounting firm, management and the Board of Directors.

The Board of Directors has adopted a written charter setting out the functions the Audit Committee is to perform. A copy of this may be found on SeaChange’s website at www.schange.com under the “Corporate Governance” section of the “Investor Relations” link.

Management has primary responsibility for SeaChange’s consolidated financial statements and the overall reporting process, including SeaChange’s system of internal controls.

The independent registered public accounting firm audits the annual consolidated financial statements prepared by management, expresses an opinion as to whether those consolidated financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of SeaChange in conformity with accounting principles generally accepted in the United States of America, expresses an opinion on the effectiveness of internal control over financial reporting and discusses with the Audit Committee any issues the independent registered public accounting firm believes should be raised with SeaChange.

For fiscal year 2008, the Audit Committee reviewed the audited consolidated financial statements of SeaChange and met with both management and Grant Thornton LLP, SeaChange’s independent registered public accounting firm, to discuss those consolidated financial statements. Management has represented to the Audit Committee that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and that there were no material deficiencies in the design or operation of internal controls which could adversely affect SeaChange’s ability to record, process, summarize and report financial data and that there was no fraud, whether or not material, that involved management or other employees who have a significant role in SeaChange’s internal controls.

The Committee has received from and discussed with Grant Thornton LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to Grant Thornton LLP’s independence from SeaChange. The Committee also discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards Nos. 61 and 90, as amended.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of SeaChange be included in its Annual Report on Form 10-K for the fiscal year ended January 31, 2008. The Audit Committee also decided to retain Grant Thornton LLP as SeaChange’s independent registered public accounting firm for the 2009 fiscal year.

RESPECTFULLY SUBMITTED BY THE AUDIT
COMMITTEE OF THE BOARD OF DIRECTORS

Mary Palermo Cotton, Chair
Thomas F. Olson
Martin R. Hoffmann
Carmine Vona

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material.” No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that SeaChange specifically incorporates this report or any portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

INFORMATION CONCERNING EXECUTIVE OFFICERS

In addition to Mr. Styslinger, SeaChange’s President, Chief Executive Officer, Chairman of the Board and Director, whose biographical information is set forth above at page 7, SeaChange’s executive officers are:

Executive Officer’s	Position and Principal Occupation and
Name	Business Experience During the Past Five Years
Kevin M. Bisson

Chief Financial Officer, Treasurer, Secretary and Senior Vice President, Finance and Administration

Kevin M. Bisson, 46, joined SeaChange on March 13, 2006 as the Senior Vice President, Finance and Administration, Secretary and Treasurer. Following the filing of SeaChange’s Annual Report on Form 10-K for the year ended January 31, 2006, Mr. Bisson assumed the role of Chief Financial Officer. Prior to joining SeaChange, Mr. Bisson served from May 2003 until March 2006 as the Senior Vice President and Chief Financial Officer of American Superconductor Corporation, an energy technologies company, and was also the Treasurer of American Superconductor Corporation from January 2004 until March 2006. Prior to joining American Superconductor Corporation, Mr. Bisson served from 2000 to 2003 as Vice President, Controller and Treasurer for Axcelis Technologies, Inc., a semiconductor equipment manufacturing company. Prior to joining Axcelis Technologies, Mr. Bisson served for ten years in a number of financial capacities with United Technologies Corporation.

Steven M. Davi

Senior Vice President, Software Engineering

Steven M. Davi, 44, joined SeaChange in November 1997 and, since July 2005, has served as Senior Vice President, Software Engineering. Mr. Davi previously served as Vice President, Engineering from August 2003 to July 2005, as Manager, Engineering from August 1998 to August 2003 and as Consulting Software Engineer from November 1997 to August 1998. Prior to joining SeaChange, Mr. Davi served from September 1990 until November 1997 in various engineering and managerial positions at Banyan Systems Inc., a network operating system software company that specialized in enterprise scale directory and messaging products. Prior to joining Banyan Systems, Mr. Davi served from June 1985 until September 1990 in various engineering positions within the networking division at Data General.

Ira Goldfarb

Senior Vice President, Worldwide Sales

Ira Goldfarb, 50, has served as Senior Vice President, Worldwide Sales since August 2003. Prior to that, Mr. Goldfarb served as Vice President, Worldwide Sales since January 1998, Vice President, U.S. Systems Sales from August 1997 to January 1998, as Vice President, Eastern Region from January 1997 to August 1997, and as Vice President, Central Region, from August 1994 to January 1997. Prior to joining SeaChange, Mr. Goldfarb held several sales management positions at Digital Equipment Corporation from September 1983 to July 1994.

Yvette Kanouff

Chief Strategy Officer

Yvette Kanouff, 42, joined SeaChange in September 1997 and, since March 2006, has served as SeaChange’s Chief Strategy Officer. Previously, Ms. Kanouff served from July 2005 to March 2006 as Senior Vice President, Strategic Planning and Business Development, and as Vice President, Interactive Television Management from August 2003 to July 2005. Ms. Kanouff served as Vice President, Technology from July 2001 to August 2003, and as Director, Interactive Technology from September 1997 to July 2001. Prior to that, Ms. Kanouff served as Director of Interactive Technologies for Time Warner Cable and worked as a signal processing mathematician at Lockheed Martin.

Anthony William Kelly	Senior Vice President

Anthony Kelly, 46, has served as Senior Vice President of SeaChange since September 2005, concurrent with SeaChange’s acquisition of ODG. Mr. Kelly also serves as Chief Executive Officer of ODG, a position he has held since 1996. Prior to assuming the role of Chief Executive Officer of ODG, Mr. Kelly served as a director of the Lambie Nairn Group from May 1992 to December 1994 and as an executive at Video Networks Limited from December 1992 to April 1995. Prior to that, from July 1990 to April 1992, Mr. Kelly served as CEO of the Palace Group, a major UK independent film producer and distributor. Before joining Palace, Mr. Kelly was Head of Program Finance at British Satellite Broadcasting from 1987 to June 1990.

Bruce E. Mann

Senior Vice President, Network Storage Engineering

Bruce E. Mann, 60, joined SeaChange in September 1994 as Vice President, Network Storage Engineering. In August 2003, Mr. Mann assumed the role of Senior Vice President, Network Storage Engineering. Prior to joining SeaChange, Mr. Mann served as Director of Engineering at Ungermann-Bass, Inc., a subsidiary of Tandem Computers Inc., from March 1993 to September 1994. Prior to that, from September 1976 to March 1993, Mr. Mann was an engineer at Digital Equipment Corporation, most recently as Senior Consulting Engineer.

Executive officers of SeaChange are appointed by, and serve at the discretion of, the Board of Directors, and serve until their successors have been duly elected and qualified. There are no family relationships among any of the executive officers or directors of SeaChange. Each executive officer is a full time employee of SeaChange.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

SeaChange structures its executive compensation to reflect individual responsibilities and contributions, while providing incentives to achieve overall business and financial objectives. The Compensation and Option Committee (the “Committee”) of the Board has responsibility for establishing, implementing and monitoring adherence to this philosophy.

The Committee has designed an executive compensation program that rewards the achievement of specific financial and non-financial goals through a combination of cash and stock-based compensation. This bifurcation between financial and non-financial objectives and between cash and stock-based compensation provides a structure in which executives are rewarded for achieving results that the Committee believes will enhance stockholder value.

The Committee believes that compensation for its officers should be set at levels that are competitive within the relevant industry, so that SeaChange maintains its ability to attract and retain superior employees in key positions. By doing so, SeaChange believes that its ability to achieve financial and non-financial goals is enhanced.

Setting Executive Compensation

When making compensation decisions, the Committee begins with a breakdown of each compensation component for its Chief Executive Officer. This breakdown includes the dollar amount of each component of compensation payable to the Chief Executive Officer in the relevant period, together with the related metrics for performance-based compensation. The overall purpose of this breakdown is to bring together, in one place, all of the elements of fixed and contingent compensation, so that the Committee may analyze both the individual elements of compensation (including the compensation mix) as well as the aggregate total amount of actual and projected compensation.

The Committee then presents this breakdown to the Chief Executive Officer, who provides input to the Committee on the reasonableness, feasibility and effectiveness of the compensation components, including performance metrics, proposed by the Committee. The Chief Executive Officer then creates similar compensation component breakdowns for the other executive officers, presenting compensation recommendations of both base and performance-based compensation in the relevant period, together with the related performance metrics. These recommendations are then reviewed and, once agreed upon, approved by the Committee. The Committee can exercise its discretion in modifying any recommended compensation to executives, and exercises this discretion in active consultation with the Chief Executive Officer.

In fiscal 2007, SeaChange engaged Ben S. Cole Financial to prepare a competitive assessment of compensation practices for SeaChange’s executive officers and directors. Among the findings of the report prepared by Ben S. Cole Financial, were recommendations for:

  an increase in base salaries, as appropriate, to market and individual performance levels;

  a standardization of bonus opportunities to executives and a linking of performance metrics and payout opportunities to milestone achievements by SeaChange; and

  a continued monitoring of marketplace trends regarding long-term incentives, particularly in the continued use of restricted stock and restricted stock units.

In completing this analysis, Ben S. Cole Financial, together with SeaChange, referenced the following list of peer companies:

Avid Technology Inc. C-COR Incorporated Concurrent Computer Corporation Harmonic Inc.	Mercury Computer Systems, Inc. OpenTV Corp. Terayon Communications Systems, Inc. Think Partnership Inc.

Since the date of that report, C-COR Incorporated has been acquired by Arris Group Inc. SeaChange believes that the group of companies is representative of the sector in which SeaChange operates, and the group was chosen because of each of the companies’ relative leadership position in products also offered by SeaChange, their relative size as measured by market capitalization and the relative complexity of the business.

In determining fiscal 2008 compensation for SeaChange’s executive officers, the Committee considered general trends in market compensation and endeavored to continue to implement the recommendations from the report of Ben S. Cole Financial. However, the Committee neither set compensation by reference to a specific level of the compensation paid by the peer companies nor engaged for other purposes Ben S. Cole Financial or any other external compensation consultants.

The Committee endeavors to establish a compensation program that is internally consistent and equitable in order for SeaChange to achieve its overall corporate objectives. Within this framework, the level of the Chief Executive Officer’s compensation will differ from that of the other executives because of the difference in his role and responsibilities and the compensation practices at peer companies.

Fiscal 2008 Executive Compensation Components

For the fiscal year ended January 31, 2008, the principal components of compensation for named executive officers were:

  base salary;

  performance-based incentive compensation;

  change in control and termination benefits; and

  general employee welfare benefits.

As discussed below, the Committee believed that this mix of compensation would allow SeaChange to pay its executive officers competitive levels of compensation that best reflect individual responsibilities and contributions, while providing incentives to achieve overall business and financial objectives.

Base Salary

SeaChange provides named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary ranges for named executive officers are determined individually for each executive.

During its review of base salaries for executives, the Committee primarily considers:

  individual performance of the executive;

  SeaChange’s overall past operating and financial performance and future expectations;

  internal review of the executive’s compensation, both individually and relative to other executive officers; and

  market data regarding peer companies.

The Committee does not give a specific weighting among these various factors but rather considers the factors collectively in setting base salary. Salary levels are typically considered on an annual basis as part of SeaChange’s performance review process, as well as upon a promotion or other change in job responsibility. SeaChange tries to provide an allocation between base and performance-based incentive compensation that reflects market conditions and appropriately ensures alignment of individual performance with SeaChange’s objectives.

Performance-Based Incentive Compensation

The Committee believes that performance-based incentive compensation motivates the achievement of critical annual performance objectives aimed at enhancing stockholder value. The performance-based incentive compensation plans established for each of Messrs. Bisson, Davi, Goldfarb and Styslinger and Ms. Kanouff provide for a cash base salary and eligibility for an equity and/or cash-based incentive bonus.

Performance-based compensation for each of the named executive officers included the overall company financial objectives related to:

  revenue for fiscal 2008;

  cash position as of the end of fiscal 2008; and

  net income for the second half of fiscal 2008.

Financial performance-based objectives also included the financial performance of specific software product lines in the case of Mr. Davi and Ms. Kanouff, and revenue-based commissions in the case of Mr. Goldfarb and Ms. Kanouff. Non-financial performance-based objectives included customer satisfaction and employee development in the case of each of Messrs. Davi and Goldfarb and Ms. Kanouff, and product development process improvement in the case of Mr. Davi and Kanouff. The Committee determined that the combination of these financial and non-financial objectives and sales-based commissions provided an overall compensation structure that the Committee believed would focus each of the named executive officers to achieve both these objectives of SeaChange.

In determining the targets and payouts at target for each of the objectives, the Committee considered the probability of achieving that target and the corresponding level of individual and group effort that would be required to achieve that target. Within that framework, the Committee set a fiscal 2008 revenue target of $195,000,000; a cash balance target of $60,000,000 as of January 31, 2008; and a fiscal 2008 second-half net income target of $1,500,000. The Committee retained discretion to adjust these targets during the year, including discretion to reflect unusual or non-recurring items. The Committee exercised this discretion in connection with the sale of the Company’s equity investment in FilmFlex Movies Limited, excluding the resulting approximate $10 million gain from reported second half net income and excluding the resulting approximate $18 million of cash proceeds from cash balance as of fiscal year-end. The Committee did not establish limits for itself with respect to exercise of this discretion, and believes that this discretion is important in order to retain the ability to compensate executive officers in a manner that reflects overall corporate performance in the market conditions.

In establishing the Company financial targets and potential payout for the named executive officers, the Committee provided for additional cash and RSU payouts in the event that any of the three primary performance-based financial objectives were exceeded and similarly provided for a decreasing amount of cash and RSU payouts in the event that any of the three performance-based financial objectives were not met. The Committee did not establish an upward limit on payouts in the event that any of the three primary performance-based financial objectives were exceeded, but did establish a floor below which no corresponding payout would be made in the event that any of the three performance-based objectives were not met. These provisions were established to provide incentive to the Company’s officers to exceed the Company’s financial targets as well as to provide some form of payout for performance that approaches but may not meet the established targets. In fiscal 2008, the Company exceeded targeted cash position and second half net income, resulting in above-target performance-based payouts to the Company’s executive officers based on these factors. However, the Company did not meet the fiscal 2008 revenue target, resulting in no performance-based payouts to the Company’s executive officers related to this factor.

Other than with respect to Mr. Bisson whose performance-based compensation was solely in the form of equity awards of restricted stock units (RSUs), the Committee structured the performance-based compensation to be a mixture of cash and equity awards in the form of RSUs. In determining an allocation between equity and cash incentive-based compensation (other than with respect to incentive-based compensation in the form of sales commissions which were payable solely in cash), the Committee generally seeks to have recipients earn greater value from equity awards than from cash awards. This weighting toward equity awards is done because the Committee believes that equity-based incentive compensation further aligns the interests of the executive officers with those of the stockholders, increases executive ownership of SeaChange’s stock, and enhances executive retention in a challenging business environment and competitive labor market.

With respect to Mr. Bisson, the Committee established performance-based compensation to be satisfied solely in the form of RSUs, reflecting that Mr. Bisson joined SeaChange in March 2006 and that it was desirable to enhance Mr. Bisson’s equity ownership in SeaChange.

Grants of the RSUs were made pursuant to SeaChange’s 2005 Plan. With respect to all named executive officers, RSUs awarded under the fiscal 2008 compensation plan have a three year vesting schedule, and vest in equal annual installments with the first tranche to vest January 31, 2009. The Committee is limited, however, in that SeaChange has made a commitment not to grant equity awards in excess of two percent (2.0%) per fiscal year, subject to reasonable adjustments as may be necessary to account for unusual corporate events such as acquisitions and new hires of executive officers.

SeaChange has made and from time to time continues to make grants of stock options and RSUs to eligible employees based upon SeaChange’s overall financial performance and their individual contributions. Stock options and RSUs are designed to align the interests of SeaChange’s executives and other employees with those of its stockholders by encouraging them to enhance the value of SeaChange. In addition, the vesting of stock options and RSUs over a period of time is designed to defer the receipt of compensation by the recipient, creating an incentive for the employee to remain with SeaChange. SeaChange does not have a program, plan or practice to select equity grant dates in connection with the release of favorable or negative news.

With regard to fiscal 2009, SeaChange has established similar financial and non-financial goals that will be used in determining performance-based incentive compensation for the fiscal year. Following the Committee’s assessment of company performance and its determination of the payouts for fiscal 2009, SeaChange will include the required information in its proxy statement to be filed in 2009.

Change in Control and Termination Benefits

SeaChange has entered into change-in control severance agreements with each of its named executive officers. The specific terms of these arrangements, as well as an estimate of the compensation that would have been payable had they been triggered as of fiscal year-end, are described in detail on page 29 under the heading entitled “Potential Payments Upon Termination or Change in Control.”

The change-in-control agreements are designed to provide an incentive to remain with SeaChange leading up to and following a change in control. As discussed below, the agreements are tailored to provide for incremental benefits upon a change in control and upon termination of employment in the period subsequent to a change in control. The Committee believes that this layered method of compensation enhances stockholder value by enhancing the incentives for an executive officer to remain with SeaChange through a change in control.

Given the range in individual situations among SeaChange’s executive officers and the desire to provide a relatively uniform basis of benefits among these individuals, the Committee has determined that it is appropriate for each of the executive officers to continue to be party to these change in control severance agreements.

General Employee Welfare Benefits

SeaChange also has various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. SeaChange offers a stock purchase plan, under which employees may purchase common stock at a discount, and a 401(k) retirement plan, which permits employees to invest in a choice of mutual funds on a pre-tax basis. SeaChange also maintains medical, disability and life insurance plans and other benefit plans for its employees.

Tax and Accounting Implications

The financial reporting and income tax consequences to SeaChange of individual compensation elements are important considerations for the Committee when it is analyzing the overall level of compensation and the mix of compensation among individual elements. Overall, the Committee seeks to balance its objective of ensuring an effective compensation package for named executive officers with the need to maximize the immediate deductibility of compensation – while ensuring an appropriate and transparent impact on reported earnings and other closely followed financial measures.

In making its compensation decisions, the Committee has considered that Internal Revenue Code Section 162(m) limits deductions for compensation paid in excess of $1 million. As a result, the Committee has designed much of the total compensation packages for the named executive officers to qualify for the exemption of “performance-based” compensation from the deductibility limit. However, the Committee does have the discretion to design and use compensation elements that may not be deductible under Section 162(m), if the Committee considers the tax consequences and determines that nevertheless those non-deductible elements are in SeaChange’s best interests.

Summary Compensation Table

The following table sets forth summary information concerning the compensation awarded to, paid to or earned by each of SeaChange’s named executive officers for all services rendered in all capacities to SeaChange in fiscal 2008 and fiscal 2007.

Name and	Year	Salary	Bonus	Stock Awards	Option	Non-Equity	Total
Principal		($)	(1)	(2)	Awards	Incentive Plan	($)
Position			($)	($)	(3)	Compensation
					($)	(4)
						($)
William C.	2008	401,250	–	368,242	2,329	653,761	1,425,582
Styslinger, III	2007	375,000	–	77,625	28,759	67,582	548,966
President, Chief
Executive Officer,
Chairman of the
Board and Director
Kevin M. Bisson	2008	313,298	–	363,276		–	676,574
Chief Financial	2007	265,962	35,000	172,881		–	473,843
Officer, Senior Vice
President, Finance
and Administration,
Treasurer and
Secretary
Yvette Kanouff	2008	234,869	–	176,881	450	333,360	745,560
Chief Strategy	2007	203,867	–	70,719	6,920	457,527	739,033
Officer
Ira Goldfarb	2008	150,000	–	187,882	497	340,858	679,191
Senior Vice	2007	150,000	–	64,657	7,884	337,053	559,594
President,
Worldwide Sales
Steven M. Davi	2008	216,719	–	185,064	450	130,752	532,985
Senior Vice	2007	205,125	–	87,274	7,309	122,014	421,722
President, Software
Engineering

(1)	Reflects a fiscal 2007 $35,000 bonus to Mr. Bisson in accordance with his initial employment offer.

(2)	Compensation expense for restricted stock unit awards is related to our performance-based compensation and is included in the Stock Awards column. This expense represents the value of restricted stock unit awards for financial statement reporting purposes for fiscal 2008 and 2007, as computed in accordance with FAS 123R, disregarding any estimates of forfeitures related to service-based vesting conditions. In fiscal 2008, Mr. Styslinger earned 89,892 restricted stock units with a fair value of $631,043; Mr. Bisson earned 40,860 restricted stock units with a fair value of $286,838; Ms. Kanouff earned 25,216 restricted stock units with a fair value of $177,017; Mr. Goldfarb earned 34,213 restricted stock units with a fair value of $240,177; and Mr. Davi earned 25,316 restricted stock units with a related fair value of $177,719. The fair values were based on the closing price of our common stock at January 31, 2008 of $7.02. The fair value of restricted stock units is amortized over the fiscal performance period and three-year vesting period. The compensation for these stock awards listed in the Stock Awards column of this table is that portion of the expense that is attributable to the fiscal 2008 performance period for the fiscal 2008 stock awards and the first year vesting period for the fiscal 2007 stock awards. The balance of the FAS 123R expenses reflected in that column related to the compensation expense of other equity awards made to the named executive officers, including those disclosed in the Grants of Plan-Based Award Table.

(3)	The amounts in the Option Awards column represent the FAS 123R expense of awards of stock options made to the named executive officers prior to fiscal 2007 excluding an estimate of forfeitures related to service-based vesting conditions. No awards of stock options were made to the named executive officers in fiscal 2008 or fiscal 2007. The option awards expense was determined using the Black-Scholes option valuation model, which estimates the value of an equity award using subjective assumptions which can vary over time. For a complete discussion of our adoption of FAS 123R and the relevant assumptions we use to calculate the grant date fair value of option awards, see “Note 5, Stock-Based Compensation and Stock Incentive Plans” of the “Notes to Consolidated Financial Statements” in SeaChange’s fiscal 2008 Annual Report on Form 10-K.

(4)	The Non-Equity Incentive Plan Compensation column reflects the cash awards made to the named executive officers under the fiscal 2008 and 2007 performance-based compensation plans. For fiscal year 2008, The Non-Equity Incentive Plan Compensation column includes $169,920 in sales commissions earned by Ms. Kanouff and $340,858 in sales commissions earned by Mr. Goldfarb.

Grants of Plan-Based Awards

No grants were made under the fiscal year 2008 performance-based incentive plan during fiscal 2008. Awards of restricted stock units under the fiscal year 2008 performance-based incentive plan were made in May 2008, and these awards are reflected in the Summary Compensation Table above. However, SeaChange did make certain other grants to its named executive officers in fiscal 2008, as detailed below, in recognition of the executive officer’s contributions to SeaChange’s fiscal year 2007 operations and performance and as an incentive for future performance. As detailed in SeaChange’s 2007 proxy statement, the following grants of restricted stock units were made in fiscal 2008 with respect to fiscal year 2007 operations and performance.

Name	Grant Date	All Other Stock	Grant Date Fair Value of
		Awards: Number of	Stock and Option Awards
		Shares of Stock or	($)
		Units
		(#)
Willliam C. Styslinger, III	5/7/2007	6,383	56,426
Kevin M. Bisson	7/18/2007	11,165	88,762
Yvette Kanouff	5/7/2007	13,160	116,334
Ira Goldfarb	5/7/2007	10,735	94,897
Steven M. Davi	5/7/2007	18,934	167,377

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth summary information regarding the outstanding equity awards at January 31, 2008 granted to each of SeaChange’s named executive officers.

	Option Awards(1)				Stock Awards(2)
Name	Number	Number of	Option	Option	Number of Shares or	Market Value of
	of	Securities	Exercise	Expiration	Units of Stock That	Shares or Units of
	Securities	Underlying	Price	Date	Have Not Vested	Stock That Have
	Underlying	Unexercised	($)		(#)	Not Vested
	Unexercised	Options				($)
	Options	(#)
	(#)	Unexercisable
	Exercisable
Willliam C. Styslinger, III	24,045	–	7.88	4/26/09	17,588	123,468
	298	–	7.17	4/26/09
	41,000	–	26.75	5/24/10
	2,380	–	18.75	4/20/11
	52,620	–	18.75	4/20/11
	55,000	–	13.76	4/4/12
	46,875	–	7.00	3/5/13
	40,000	–	15.59	11/4/13
	20,000	–	14.56	12/4/13
	20,000	–	15.62	3/4/14
	40,000	–	12.21	5/24/14
	20,000	–	14.47	8/4/14
	20,000	–	17.39	11/4/14
Kevin M. Bisson					50,813	356,708
Yvette Kanouff	7,500	–	7.17	4/26/09	15,106	106,044
	4,260	–	34.00	4/14/10
	5,740	–	26.75	5/24/10
	3,865	–	23.31	11/30/10
	4,135	–	23.31	11/30/10
	7,000	–	13.76	4/4/12
	3,500	–	13.24	5/24/12
	3,500	–	6.20	8/5/12
	3,500	–	6.05	11/4/12
	14,500	–	7.00	3/5/13
	4,500	–	10.72	5/27/13
	4,500	–	10.33	8/4/13
	4,500	–	15.59	11/4/13
	5,000	–	15.62	3/4/14
	2,118	–	12.21	5/24/14
	2,882	–	12.21	5/24/14
	5,000	–	14.47	8/4/14
	5,000	–	17.39	11/4/14

	Option Awards(1)				Stock Awards(2)
Name	Number	Number of	Option	Option	Number of Shares or	Market Value of
	of	Securities	Exercise	Expiration	Units of Stock That	Shares or Units of
	Securities	Underlying	Price	Date	Have Not Vested	Stock That Have
	Underlying	Unexercised	($)		(#)	Not Vested
	Unexercised	Options				($)
	Options	(#)
	(#)	Unexercisable
	Exercisable
Ira Goldfarb	7,500	–	5.83	8/20/08	13,489	94,693
	7,500	–	7.17	4/26/09
	1,500	–	12.83	7/5/09
	7,668	–	34.00	4/14/10
	10,332	–	26.75	5/24/10
	14,400	–	23.31	11/30/10
	9,000	–	13.76	4/4/12
	4,500	–	13.24	5/24/12
	4,500	–	6.20	8/5/12
	4,500	–	6.05	11/4/12
	16,000	–	7.00	3/5/13
	4,500	–	10.72	5/27/13
	4,500	–	10.33	8/4/13
	4,500	–	15.59	11/4/13
	6,250	–	15.62	3/4/14
	6,250	–	12.21	5/24/14
	6,045	–	14.47	8/4/14
	205	–	14.47	8/4/14
	6,250	–	17.39	11/4/14
Steven M. Davi	7,500	–	7.17	4/26/09	18,955	133,064
	3,195	–	34.00	4/14/10
	4,305	–	26.75	5/24/10
	7,571	–	23.31	11/30/10
	6,829	–	23.31	11/30/10
	9,000	–	13.76	4/4/12
	4,500	–	13.24	5/24/12
	4,500	–	6.20	8/5/12
	4,500	–	6.05	11/4/12
	14,500	–	7.00	3/5/13
	4,500		10.72	5/27/13
	4,500	–	10.33	8/4/13
	4,500	–	15.59	11/4/13
	3,165	–	15.62	3/4/14
	1,335	–	15.62	3/4/14
	4,500	–	12.21	5/24/14
	4,500	–	14.47	8/4/14
	4,500	–	17.39	11/4/14

(1)	All options in the table above were granted under the Company’s Amended and Restated 1995 Stock Option Plan. Under this plan, one quarter of the options vest and become exercisable after one year following the date of grant and the balance vest and become exercisable over the next three years quarterly in equal installments. In fiscal 2006, the Company accelerated the vesting of certain unvested stock options with exercise prices equal to or greater than $9.00 per share that were previously awarded under the Company’s equity compensation plans.

(2)	These columns show the number of shares of Common Stock represented by unvested restricted stock units at January 31, 2008. The vesting dates for these unvested restricted stock units are as follows:

Name	Number of	Date of Grant	Vesting Dates
Restricted
Stock Units
That Have
Not Vested
Willliam C. Styslinger, III	13,333	2/9/2006	2/9/2008 & 2/9/2009
	4,255	5/7/2007	1/31/2009 & 1/31/2010
Kevin M. Bisson	43,333	3/15/2006	3/15/2008 & 3/15/2009
	7,480	7/18/2007	1/31/2009 & 1/31/2010
Steven M. Davi	2,333	12/8/2005	12/8/2008
	4,000	2/9/2006	2/9/2008 & 2/9/2009
	4,956	5/7/2007	7/31/2008 & 7/31/2009
	7,666	5/7/2007	1/31/2009 & 1/31/2010
Ira Goldfarb	2,333	12/8/2005	12/8/2008
	4,000	2/9/2006	2/9/2008 & 2/9/2009
	1,000	5/7/2007	7/31/2008 & 7/31/2009
	6,157	5/7/2007	1/31/2009 & 1/31/2010
Yvette Kanouff	2,333	12/8/2005	12/8/2008
	4,000	2/9/2006	2/9/2008 & 2/9/2009
	1,000	5/7/2007	7/31/2008 & 7/31/2009
	7,773	5/7/2007	1/31/2009 & 1/31/2010

Option Exercises and Stock Vested

The following table summarizes the option exercises and vesting of stock awards for each of SeaChange’s named executive officers for fiscal 2008.

	Option Awards		Stock Awards
Name	Number of	Value Realized	Number of	Value Realized
	Shares	on Exercise	Shares	on Vesting
	Acquired	(1)	Acquired	(2)
	on Exercise	($)	on Vesting	($)
	(#)		(#)
Willliam C. Styslinger, III	–	–	8,795	86,942
Kevin M. Bisson	–	–	25,352	197,255
Yvette Kanouff	17,250	37,650	8,720	69,734
Ira Goldfarb	–	–	7,913	64,062
Steven M. Davi	–	–	10,647	83,169

(1)	The value realized upon exercise of stock options reflects the price at which shares acquired upon exercise of the stock options were sold or valued for income tax purposes, net of the exercise price for acquiring the shares.

(2)	The value realized upon vesting of the restricted stock units shown in the table above was calculated as the product of the closing price of a share of our common stock on the vesting date multiplied by the number of shares vested.

Pension Benefits

The Company does not offer defined benefit plans to its employees.

Nonqualifed Deferred Compensation

The Company does not offer nonqualified defined contribution or other nonqualified deferred compensation plans to its employees.

Potential Payments upon Termination or Change in Control

As explained above, SeaChange has entered into change-in control severance agreements with each of its named executive officers. For purposes of these agreements, a “change in control” means either:

  the members of the Board of Directors of SeaChange at the beginning of any consecutive 24- or 12-calendar month period (“Incumbent Directors”) ceasing for any reason other than death to constitute at least a majority of the Board, provided that any director whose election, or nomination for election, was approved by at least a majority of the members of the Board then still in office who were members of the Board at the beginning of the 24- or 12-calendar month period shall be deemed to be an Incumbent Director;

  any consolidation or merger whereby the stockholders of SeaChange immediately prior to the consolidation or merger do not, immediately after the consolidation or merger, beneficially own shares representing 50% or more of the combined voting power of the securities of the corporation (or its ultimate parent corporation) issuing cash or securities in the consolidation or merger;

  any sale or other transfer of all or substantially all of the assets of SeaChange to another entity, other than an entity of which at least 50% of the combined voting power is owned by stockholders in substantially the same proportion as their ownership of SeaChange prior to the transaction;

  any approval by the stockholders of SeaChange of a plan for liquidation or dissolution of SeaChange; or

  any corporation or other person acquiring 40% or more of the combined voting power of SeaChange.

Upon a change in control, all of the executive’s unvested stock options and stock appreciation rights will automatically vest and become immediately exercisable, and any and all restricted stock and restricted stock rights then held by the executive shall fully vest and become immediately transferable free of restriction, other than those imposed by applicable law. In the event of a subsequent termination of the executive’s employment for any reason, all of the stock options and stock appreciation rights then held by the executive shall become exercisable for the lesser of (i) the remaining applicable term of the particular award or (ii) three years from the date of termination. In addition, if within one or two years following a Change in Control the employment of the executive is terminated (i) by SeaChange other than for specified causes, death or disability, or (ii) by the executive for specified good reason, the executive shall be entitled to the following:

  two times his or her annual base salary plus one times his or her bonus (reflected in the Summary Compensation Table as the non-equity incentive plan compensation) for the preceding year;

  for a period of two years, continued health, life and disability benefits;

  outplacement services for up to one year following termination;

  up to $5,000 of financial planning services; and

  accrued vacation pay.

If all or any portion of the benefits and payments provided to the executive would constitute an excess parachute payment within the meaning of Section 280G of the Internal Revenue Code resulting in the imposition on the executive of an excise tax, the payments and benefits will be “grossed-up” so as to place the executive in the same after-tax position as if no excise tax had been imposed.

As a condition to the receipt by the executive of any payment or benefit under the change-incontrol agreement, the executive must first execute a valid, binding and irrevocable general release in favor of SeaChange and in a form reasonably acceptable to SeaChange.

The following table shows the payments to which SeaChange’s named executive officer would have been entitled pursuant to his or her change-in control agreement had employment been terminated as of January 31, 2008 in circumstances that would have triggered the change-in control agreement.

Potential Payments Upon Termination or Change in Control

Name	Salary	Non-Equity	Benefits	Excise Taxes	Equity Awards
	(1)	Incentive Plan	(2)	(3)	(4)
	($)	Compensation	($)	($)	($)
		(1)
		($)
Willliam C. Styslinger, III	802,500	653,761	44,342	14,404	434,968
Kevin M. Bisson	682,500	–	53,008	19,197	362,701
Yvette Kanouff	487,650	333,360	53,008	–	172,726
Ira Goldfarb	325,000	340,858	53,008	–	217,943
Steven M. Davi	487,500	130,752	53,008	–	185,413

(1)	Reflects two times the executive’s base salary and one times the executive’s bonus (reflected in the Summary Compensation Table as non-equity incentive plan compensation). For executives other than Mr. Styslinger, the salary and bonus payment is limited to the amount to which Mr. Styslinger is entitled.

(2)	Reflects the continuation of each named executive officer’s benefits under group benefit plans consisting of medical, dental, group life and disability and outplacement and financial planning services.

(3)	Reflects the amount necessary to cover any excise taxes for excess parachute payments.

(4)	Reflects the value of all unvested stock options and restricted stock units that would vest as a result of the termination. The amounts are based on the excess of the SeaChange January 31, 2008 closing common stock price over the applicable exercise price in the case of accelerated options or the SeaChange closing common stock price as of the date of grant in the case of accelerated restricted stock units

Compensation and Option Committee Report

The Compensation and Option Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation and Option Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION AND
OPTION COMMITTEE

Thomas F. Olson, Chair
Martin R. Hoffmann
Carmine Vona

Compensation Committee Interlocks and Insider Participation

The Compensation and Option Committee consists of Messrs. Hoffmann, Olson and Vona. No person who served as a member of the Compensation and Option Committee was, during the past fiscal year, an officer or employee of SeaChange or any of its subsidiaries, was formerly an officer of SeaChange or any of its subsidiaries, or had any relationship requiring disclosure herein. No executive officer of SeaChange served as a member of the compensation committee of another entity (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors), one of whose executive officers served as a director of SeaChange.

PROPOSAL NO. II

APPROVAL OF THE AMENDMENT TO THE THIRD AMENDED
AND RESTATED 1996 EMPLOYEE STOCK PURCHASE PLAN

At the Annual Meeting, SeaChange’s stockholders will be asked to approve an amendment to SeaChange’s Third Amended and Restated 1996 Employee Stock Purchase Plan (as amended, the “Plan”) that increases the aggregate number of shares of common stock authorized for issuance under the Plan by Six Hundred Thousand (600,000) shares, to Two Million Two Hundred Thousand (2,200,000).

The Board of Directors on May 19, 2008 approved this amendment, subject to stockholder approval. A copy of the Third Amended and Restated 1996 Employee Stock Purchase Plan reflecting this amendment is attached hereto as Appendix A.

The Board of Directors unanimously recommends a vote “FOR” the approval of the proposed amendment to the Plan.

Purpose of the Plan and Reasons for Amendment

The Plan is intended to provide an incentive to, and to encourage stock ownership by, all eligible employees of SeaChange and its participating subsidiaries so that they may share in the growth of SeaChange by acquiring or increasing their ownership interest in SeaChange. Currently, it is estimated that 860 SeaChange employees are eligible to participate in the Plan. The Plan is designed to encourage eligible employees to remain in the employ of SeaChange and its participating subsidiaries.

The amended Plan increases the number of shares of common stock authorized for issuance thereunder. As of May 19, 2008, there remained 125,200 shares of common stock available for issuance under the Plan. It is anticipated that no shares of common stock will remain available for issuance under the Plan following the end of the current period under the Plan, May 31, 2008. Accordingly, the amendment provides for the issuance of an additional 600,000 shares under the Plan.

If this amendment is not approved, SeaChange will not be able to offer its employees the ability to participate in the Plan. SeaChange believes that its employees view the Plan as an important compensation incentive, and that the ongoing provision of the Plan is significant to SeaChange’s ability to retain and attract qualified individuals.

Summary of The Plan

Shares Subject to Plan

As amended, the Plan would authorize the issuance of up to an aggregate of 2,200,000 shares of common stock, subject to adjustment for changes in SeaChange’s capital stock, pursuant to the exercise of non-transferable options granted to participating employees. The common stock subject to the options under the Plan includes shares of authorized but unissued common stock and shares of common stock reacquired by SeaChange, including shares purchased in the open market.

Option holders are generally protected against dilution in the event of certain capital changes such as a recapitalization, stock split, merger, consolidation, reorganization, combination, liquidation, stock dividend or similar transaction. If a stock purchase option granted under the Plan expires or terminates for any reason without having been exercised in whole or in part, the unpurchased shares subject thereto may again be available under the Plan.

Eligibility

Employees of SeaChange or any of its participating subsidiaries whose customary employment is more than 20 hours per week are eligible to participate in the Plan. An employee may not be granted an option under the Plan if, after the granting of the option, such employee would be treated as owning 5% or more of the total combined voting power or value of all classes of stock of SeaChange or its subsidiaries. Directors who are not employees of SeaChange may not participate in the Plan.

Administration

As permitted by the terms of the Plan, the Plan is administered by the Compensation and Option Committee of the Board of Directors. The Compensation and Option Committee, subject to the provisions of the Plan, has the power to construe the Plan, to determine all questions thereunder, and to adopt and amend such rules and regulations for administration of the Plan as it may deem appropriate.

Payment Periods; Payment for Shares of Common Stock

An employee electing to participate in the Plan must authorize, with respect to a given payment period, an amount (a whole percentage not less than 1% nor more than 10% of the employee’s cash compensation, including base pay or salary and any overtime, bonuses or commissions) to be deducted by SeaChange from the employee’s pay and applied toward the purchase of common stock under the Plan. Payment periods shall consist of six month periods commencing on June 1 and December 1 and ending on November 30 and May 31, respectively.

On the first business day of each payment period, SeaChange will grant to each Plan participant an option to purchase shares of the common stock of SeaChange. On the last day of the payment period, the employee will be deemed to have exercised this option, at the option price, to the extent of such employee’s accumulated payroll deductions, on the condition that the employee remains eligible to participate in the Plan throughout such payment period. In no event, however, may the employee exercise an option granted under the Plan for more than 1,125 shares during a payment period. If the amount of the accumulated payroll deductions exceeds the aggregate purchase price of 1,125 shares, the excess deductions will be promptly refunded to the employee without interest. Furthermore, no employee may be granted an option which permits the employee’s right to purchase shares of common stock under the Plan and all other Section 423(b) plans of SeaChange and any subsidiary corporations, to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined on the respective date(s) of grant) for each calendar year in which the option is outstanding. Any excess accumulation of payroll deductions will be promptly refunded to the employee without interest. The Plan provides for the option price to be an amount equal to the lesser of 85% of the average market price of the common stock on the first business day of the payment period and the last business day of the payment period, with such discounted price rounded up to the nearest whole cent.

Authorization for Entering the Plan

As SeaChange’s common stock is quoted on the Nasdaq Global Market, for purposes of the Plan, the term “average market price” on any date means the last reported sale price (on that date) of the common stock on the Nasdaq Global Market.

An employee may enter the Plan by delivering to SeaChange, at least 10 days before the beginning date of the next succeeding payment period, an authorization:

  stating the initial percentage to be deducted regularly from the employee’s pay;

  authorizing the purchase of shares of common stock for the employee in each payment period in accordance with the terms of the Plan; and

  specifying the exact name or names in which stock purchased for the employee is to be issued.

Unless an employee files a new authorization or withdraws from the Plan, the deductions and purchases under the authorization the employee has on file under the Plan will continue from the initial payment period to succeeding payment periods as long as the Plan is in effect. Deductions may not be increased or decreased during a payment period.

Transferability

An employee’s rights under the Plan are the employee’s alone and may not be transferred to, assigned to, or availed of by, any other person. Any option granted to an employee may be exercised, during the employee’s lifetime, only by the employee.

Withdrawal from Plan

An employee may withdraw from the Plan, in whole but not in part, at any time prior to the last business day of each payment period by delivering a withdrawal notice to SeaChange, in which event SeaChange will refund the entire balance of the employee’s deductions not previously used to purchase stock under the Plan without interest.

Amendments and Termination

The Board of Directors may from time to time adopt amendments to the Plan, provided that, without the approval of SeaChange’s stockholders, no amendment may increase the number of shares that may be issued under the Plan or change the class of employees eligible to receive options under the Plan if such action would be treated as the adoption of a new plan for purposes of Section 423(b) of the Code. The Plan may be terminated at any time by the Board of Directors, provided that such termination will not affect options then outstanding under the Plan. If at any time shares of common stock reserved for issuance under the Plan remain available for purchase, but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares will be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase stock. Upon termination of the Plan, all payroll deductions not used to purchase common stock will be refunded to Plan participants without interest.

Termination of Employee’s Rights

If an employee is not a participant in the Plan on the last day of the payment period, the employee generally is not entitled to exercise his or her option. An employee’s rights under the Plan generally terminate upon his or her voluntary withdrawal from the Plan at any time, or when he or she ceases employment because of retirement, voluntary or involuntary termination, resignation, layoff, discharge, death, or for any other reason. An employee’s employment shall be treated as continuing intact when such employee is on military leave, sick leave or other bona fide leave of absence, for up to 90 days or for so long as the employee’s right to re-employment is guaranteed either by statute or by contract, if longer than 90 days.

Application of Funds and Government Regulations

The proceeds received by SeaChange from the sale of common stock pursuant to the Plan will be used for general corporate purposes. SeaChange’s obligation to deliver shares of common stock is subject to the approval of any governmental authority required in connection with the sale or issuance of such shares.

Termination Date

The Plan will expire on December 31, 2016, unless terminated earlier by the Board of Directors.

Federal Income Tax Consequences

The following summarizes certain United States federal income tax considerations for employees participating in the Plan and certain tax effects to SeaChange. The summary, however, does not address every situation that may result in taxation. For example, it does not discuss foreign, state, or local taxes, or any of the tax implications arising from a participant’s death. The summary is not intended as a substitute for careful tax planning, and each employee is urged to consult with and rely on his or her own advisors with respect to the possible tax consequences (federal, state and local) of exercising his or her rights under the Plan. The summary is not intended and was not written to be used, and cannot be used, for the purpose of avoiding penalties. The summary was written to support the solicitation of proxies.

1. The amounts deducted from an employee’s pay under the Plan will be included in the employee’s compensation subject to federal income tax. Subject to certain requirements, generally no additional income will be recognized by the employee either at the time options are granted pursuant to the Plan or at the time the employee purchases shares pursuant to the Plan.

2. If the employee disposes of shares purchased pursuant to the Plan more than two years after the first business day of the payment period in which the employee acquired the shares, then upon such disposition the employee will recognize ordinary income in an amount equal to the lesser of:

(a) the excess, if any, of the fair market value of the shares at the time of disposition over the amount the employee paid for the shares, or

(b) the excess of the fair market value of the shares on the first business day of the payment period over the option price.

In addition, the employee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of shares and the employee’s tax basis in the shares (generally the amount the employee paid for the shares plus the amount, if any, taxed as ordinary income). If the employee’s holding period for the shares exceeds one year, such gain or loss will be long-term capital gain or loss.

3. If the employee disposes of shares purchased pursuant to the Plan within two years after the first business day of the payment period in which the employee acquired the shares, then upon disposition the employee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the last business day of the applicable payment period over the amount the employee paid for the shares.

In addition, the employee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and the employee’s tax basis in the shares (generally the amount the employee paid for the shares plus the amount, if any, taxed to the employee as ordinary income). If the employee’s holding period for the shares is more than one year, such gain or loss will be long-term capital gain or loss.

4. If the employee disposes of shares purchased pursuant to the Plan more than two years after the first business day of the payment period, SeaChange will not be entitled to any federal income tax deduction with respect to the options granted or the shares issued upon their exercise. If the employee disposes of shares purchased pursuant to the Plan prior to the expiration of the two-year holding period, SeaChange generally will be entitled to a federal income tax deduction in an amount equal to the amount which is treated as ordinary income to the employee as a result of the disposition.

PROPOSAL NO. III

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Grant Thornton LLP currently serves as SeaChange’s independent registered public accounting firm. The Board of Directors is seeking ratification of the Audit Committee’s selection of Grant Thornton LLP to continue to serve as the registered public accounting firm for the fiscal year ending January 31, 2009. Prior to October 12, 2006, PricewaterhouseCoopers LLP had served as SeaChange’s independent registered public accounting firm.

Change in Independent Registered Public Accounting Firm

On October 12, 2006, PricewaterhouseCoopers LLP was dismissed as SeaChange’s independent registered public accounting firm. The dismissal of PricewaterhouseCoopers LLP was approved by SeaChange’s Audit Committee.

The report of PricewaterhouseCoopers LLP on SeaChange’s financial statements as of and for the fiscal year ended January 31, 2006 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principle.

During SeaChange’s fiscal year ended January 31, 2006 and through October 12, 2006 there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused them to make reference to the subject matter of the disagreement in connection with their reports on the financial statements for such years. During SeaChange’s fiscal year ended January 31, 2006 and through October 12, 2006 there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

Effective as of October 17, 2006, SeaChange’s Audit Committee engaged Grant Thornton LLP as its new independent registered public accounting firm to audit SeaChange’s financial statements for SeaChange’s fiscal year ending January 31, 2007. The decision to engage Grant Thornton LLP as SeaChange’s independent registered public accounting firm was the result of a competitive selection process. The Audit Committee’s engagement of Grant Thornton LLP as SeaChange’s independent registered public accounting firm for SeaChange’s fiscal year ending January 31, 2008 was ratified by SeaChange’s stockholders at the annual meeting held on July 18, 2007.

Prior to the engagement of Grant Thornton LLP, neither SeaChange nor anyone on behalf of SeaChange consulted with Grant Thornton LLP during SeaChange’s fiscal year ended January 31, 2006 and through October 12, 2006, in any manner regarding: (A) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on SeaChange’s financial statements, and neither was a written report provided to SeaChange nor was oral advice provided that Grant Thornton LLP concluded was an important factor considered by SeaChange in reaching a decision as to the accounting, auditing, or financial reporting issue, or (B) the subject of either a disagreement or a reportable event, as defined in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

Independent Registered Public Accounting Firm for Fiscal Year 2009

The Audit Committee of the Board of Directors has selected the firm of Grant Thornton LLP, independent accountants, to serve as the registered public accounting firm for the fiscal year ending January 31, 2009.

A representative of Grant Thornton LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and is expected to be available to respond to appropriate questions.

The Board of Directors has put the ratification of the selection of Grant Thornton LLP before the stockholders because the Board believes that seeking stockholder ratification of the selection of the independent registered public accounting firm is good corporate practice. If the appointment of Grant Thornton LLP is not ratified, the Audit Committee will first review the basis for the stockholder vote and SeaChange’s relationship with Grant Thornton LLP and will then take such action as it deems necessary.

The Board of Directors unanimously recommends a vote “FOR” ratification of the appointment of SeaChange’s independent registered public accounting firm.

Principal Accountant Fees and Services

Fees for Services Provided by PricewaterhouseCoopers LLP and Grant Thornton LLP

       The following table sets forth the aggregate fees for services provided by PricewaterhouseCoopers LLP and Grant Thornton LLP, SeaChange’s independent registered public accounting firms for the fiscal years ended January 31, 2008 and January 31, 2007. Both PricewaterhouseCoopers LLP and Grant Thornton LLP billed fees for services during fiscal 2007 and 2008.

	2008(1)	2007(2)
Audit Fees	$1,240,497	$1,307,636
Audit-Related Fees	–	–
Tax Fees	25,075	262,563
All Other Fees	11,970	–
Total:	$1,277,542	$1,570,199

(1)	Includes (a) fees billed and estimated to be billed by Grant Thornton LLP in 2008 as follows: audit fees of $1,122,690; and tax fees of $11,175; and (b) fees billed by PricewaterhouseCoopers LLP in 2008 as follows: audit fees of $117,807; tax fees of $13,900; and other fees of $11,970.

(2)	Includes (a) fees billed by Grant Thornton LLP in 2007 as follows: audit fees of $990,405; audit-related fees of $0; tax fees of $15,987; and other fees of $0; and (b) fees billed by PricewaterhouseCoopers LLP in 2007 as follows: audit fees of $317,231; audit-related fees of $0; tax fees of $246,576; and other fees of $0.

Audit Fees

These are aggregate fees billed for professional services rendered by Grant Thornton and PricewaterhouseCoopers LLP for the fiscal years ended January 31, 2008 and January 31, 2007, for (a) the annual audit of SeaChange’s financial statements for each such fiscal year including statutory audits of foreign subsidiaries and the accompanying attestation report regarding SeaChange’s internal control over financial reporting contained in SeaChange’s annual reports on Form 10-K, (b) the audit of restated financial statements for the fiscal years 2007, 2006 and 2005, (c) reviews of the quarterly financial information included in SeaChange’s Quarterly Reports on Form 10-Q for each such fiscal year, (d) reviews of SEC filings and (e) work performed in connection with the adoption of FIN 48.

Tax Fees

These are fees billed for professional services for tax compliance, tax advice and tax planning for the fiscal years ended January 31, 2008 and January 31, 2007. The Tax Fees for each of the foregoing fiscal years related to tax planning and compliance services, including the preparation of original and amended tax returns and claims for refunds and transfer pricing studies.

All Other Fees

These are fees billed primarily for proprietary client software access to financial accounting, SEC and tax regulations provided by our principal auditors.

The Audit Committee of the Board of Directors has determined that the provision of the services as set out above is compatible with maintaining Grant Thornton LLP’s independence.

Audit Committee Pre-Approval Policy

The Audit Committee’s policy is to pre-approve all audit, audit-related, tax and other non-audit services that may be provided by Grant Thornton LLP, the independent registered public accounting firm. The policy identifies the principles that must be considered by the Audit Committee in approving these services to ensure that Grant Thornton LLP’s independence is not impaired; describes the audit and audit-related, tax and other services that may be provided; and sets forth pre-approval requirements for all permitted services. To date, Audit Committee pre-approval has been sought for the provision of all services by Grant Thornton LLP.

OTHER MATTERS

Expenses and Solicitation

All costs of solicitation of proxies will be borne by SeaChange. In addition to solicitations by mail, certain of SeaChange’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile, e-mail and personal interviews. Brokers, custodians and fiduciaries will be requested to forward the Notice and proxy soliciting material to the owners of stock held in their names, and SeaChange will reimburse them for their reasonable out-of-pocket costs.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires SeaChange’s directors, executive officers and holders of more than 10% of SeaChange’s common stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of common stock of SeaChange. Such persons are required by regulations of the SEC to furnish SeaChange with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended January 31, 2008 and written representations from certain Reporting Persons, SeaChange believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended January 31, 2008, with the exception that Steven M. Davi’s Statement of Changes in Beneficial Ownership filed on Form 4 on Monday, February 12, 2007, which reported two transactions that occurred on February 7, 2007, was required to be filed by Friday, February 9, 2007.

Certain Relationships and Related Transactions

SeaChange has adopted a written policy pursuant to the Amended and Restated Charter of the Audit Committee and the Charter of the Corporate Governance and Nominating Committee that all transactions between SeaChange and its officers, directors, principal stockholders and affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and will be on terms no less favorable to SeaChange than could be obtained from unaffiliated third parties.

On September 23, 2005, SeaChange entered into an Agreement for the Sale and Purchase of Share Capital of ODG (the “Share Purchase Agreement”) by and among SeaChange, Anthony William Kelly, Andrew Thomas Birchall, Judith Kelly and Michael Kelly (collectively, the “ODG Stockholders”) providing for the purchase by SeaChange of the remaining 72.4% of the outstanding capital stock of On Demand Group Limited, a corporation incorporated under the laws of the United Kingdom (“ODG”), not then owned by SeaChange. Prior to that date, SeaChange had previously purchased a 27.6% interest in ODG for an aggregate of $3,100,000. At the closing of the Share Purchase Agreement, SeaChange paid the ODG Stockholders approximately $13,400,000 in cash, with Mr. Birchall receiving $6,700,000 and Mr. Kelly and his immediate family receiving $6,700,000. Mr. Kelly and Mr. Birchall became executive officers of SeaChange following the closing of the Share Purchase Agreement. Mr. Birchall resigned as an executive officer of SeaChange on March 14, 2008. The Share Purchase Agreement also provided for additional payments to be made to the ODG Stockholders based on their prior holdings of ODG capital stock both if ODG met certain annual performance goals through the period ending January 31, 2008 and if ODG sold its interest in Filmflex.

On May 10, 2006, SeaChange paid to the ODG Stockholders an aggregate of $2,800,000 in cash pursuant to the terms of the Share Purchase Agreement and based on the performance of ODG through January 31, 2006, with Mr. Birchall receiving $1,400,000 and Mr. Kelly and his immediate family receiving $1,400,000.

On June 30, 2006, SeaChange and the ODG Stockholders entered into an amendment to the Share Purchase Agreement that accelerated the second earnout payment of $2,286,416 otherwise payable in cash within seventy-five business days of January 31, 2007 under the Share Purchase Agreement. The amendment provided that the second earnout payment be satisfied as of

June 30, 2006 by the issuance to the sellers of shares of SeaChange’s common stock having a fair market value of $2,286,416 as of the date of the amendment, resulting in the issuance of an aggregate of 341,360 shares of SeaChange’s common stock.

On December 21, 2007, SeaChange sold all of the shares held by ODG in FilmFlex to the two other existing shareholders in FilmFlex and to FilmFlex. In connection with this sale, SeaChange entered into an amendment to the Share Purchase Agreement dated December 21, 2007 providing for the issuance to the ODG Stockholders of 417,304 shares of SeaChange’s common stock having a fair market value of $3,280,009 as of the date of the amendment.

On March 13, 2008, SeaChange and the ODG Stockholders entered into an amendment to the Share Purchase Agreement providing for the satisfaction of the final earnout payment pursuant to the Share Purchase Agreement by the issuance of shares of SeaChange’s common stock having a fair market value of $4,920,042 as of January 31, 2008, or 714,084 shares of SeaChange common stock. This is the number of shares that would have been issuable to the ODG Stockholders pursuant to the Share Purchase Agreement had ODG realized the targeted group net profit after tax (“GNAP”) for the fiscal year ended January 31, 2008. SeaChange entered into this amendment, notwithstanding that ODG did not achieve the target GNAP for the relevant period, recognizing the substantial value derived to date by SeaChange from ODG.

Appendix A

SEACHANGE INTERNATIONAL, INC.

THIRD AMENDED AND RESTATED
1996 EMPLOYEE STOCK PURCHASE PLAN1

Article 1 - Purpose.

     This Third Amended and Restated 1996 Employee Stock Purchase Plan (the “Plan”) is intended to encourage stock ownership by all eligible employees of SeaChange International, Inc. (the “Company”), a Delaware corporation, and its participating subsidiaries (as defined in Article 17) so that they may share in the growth of the Company by acquiring or increasing their proprietary interest in the Company. The Plan is designed to encourage eligible employees to remain in the employ of the Company and its participating subsidiaries. The Plan is intended to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”).

Article 2 - Administration of the Plan.

     The Plan may be administered by a committee appointed by the Board of Directors of the Company (the “Committee”). The Committee shall consist of not less than two members of the Company’s Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee may select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

     The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final, unless otherwise determined by the Board of Directors. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best, provided that any such rules and regulations shall be applied on a uniform basis to all employees under the Plan. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

     In the event the Board of Directors fails to appoint or refrains from appointing a Committee, the Board of Directors shall have all power and authority to administer the Plan. In such event, the word “Committee” wherever used herein shall be deemed to mean the Board of Directors.
____________________
     1 The marked changes show the amendments to the Third Amended and Restated 1996 Employee Stock Purchase Plan approved by the Board of Directors on May 19, 2008 and for which stockholder approval is being sought.

Article 3 - Eligible Employees.

     All employees of the Company or any of its participating subsidiaries whose customary employment is more than 20 hours per week shall be eligible to receive options under the Plan to purchase Common Stock (as defined herein), and all eligible employees shall have the same rights and privileges hereunder. Persons who are eligible employees on the first business day of any Payment Period (as defined in Article 5) shall receive their options as of such day. Persons who become eligible employees after any date on which options are granted under the Plan shall be granted options on the first day of the next succeeding Payment Period on which options are granted to eligible employees under the Plan. In no event, however, may an employee be granted an option if such employee, immediately after the option was granted, would be treated as owning stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any parent corporation or subsidiary corporation, as the terms “parent corporation” and “subsidiary corporation” are defined in Section 424(e) and (f) of the Code. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

Article 4 - Stock Subject to the Plan.

     The stock subject to the options under the Plan shall be shares of the Company’s authorized but unissued Common Stock, par value $.01 per share (the “Common Stock”), or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is ~~1,600,000~~2,200,000, subject to adjustment as provided in Article 12. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available under the Plan.

Article 5 - Payment Period and Stock Options.

     Payment Periods shall consist of the six-month periods commencing on June 1 and December 1 and ending on November 30 and May 31, respectively.

     Twice each year, on the first business day of each Payment Period, the Company will grant to each eligible employee who is then a participant in the Plan an option to purchase on the last business day of such Payment Period, at the Option Price hereinafter provided for, a maximum of 1125 shares, on condition that such employee remains eligible to participate in the Plan throughout the remainder of such Payment Period. The participant shall be entitled to exercise the option so granted only to the extent of the participant’s accumulated payroll deductions on the last business day of such Payment Period. If the participant’s accumulated payroll deductions on the last business day of the Payment Period would enable the participant to purchase more than 1125 shares except for the 1125-share limitation, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the 1125 shares shall be promptly refunded to the participant by the Company, without interest. The Option Price per share for each Payment Period shall be the lesser of (i) 85% of the average market price of the Common Stock on the first business day of the Payment Period and (ii) 85% of the average market price of the Common Stock on the last business day of the Payment Period, in either event rounded up to the nearest whole cent. The foregoing limitation on the number of shares subject to options and the Option Price shall be subject to adjustment as provided in Article 12.

     For purposes of the Plan, the term “average market price” on any date means (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq Global Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not then traded on a national securities exchange or reported on the Nasdaq Global Market; or (iv) if the Common Stock is not publicly traded, the fair market value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm’s length.

     For purposes of the Plan, the term “business day” means a day on which there is trading on the Nasdaq Global Market or the aforementioned national securities exchange, whichever is applicable pursuant to the preceding paragraph; and if neither is applicable, a day that is not a Saturday, Sunday or legal holiday in the Commonwealth of Massachusetts.

     No employee shall be granted an option which permits the employee’s right to purchase stock under the Plan, and under all other Section 423(b) employee stock purchase plans of the Company and any parent or subsidiary corporations, to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined on the date or dates that options on such stock were granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code. If the participant’s accumulated payroll deductions on the last business day of the Payment Period would otherwise enable the participant to purchase Common Stock in excess of the Section 423(b)(8) limitation described in this paragraph, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the shares actually purchased shall be promptly refunded to the participant by the Company, without interest.

Article 6 - Exercise of Option.

     Each eligible employee who continues to be a participant in the Plan on the last business day of a Payment Period shall be deemed to have exercised his or her option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as the participant’s accumulated payroll deductions on such date will pay for at the Option Price, subject to the 1125-share limit of the option and the Section 423(b)(8) limitation described in Article 5. If the individual is not a participant on the last business day of a Payment Period, he or she shall not be entitled to exercise his or her option. Only full shares of Common Stock may be purchased under the Plan. Unused payroll deductions remaining in a participant’s account at the end of a Payment Period by reason of the inability to purchase a fractional share shall be carried forward to the next Payment Period.

Article 7 - Authorization for Entering the Plan.

     An employee may elect to enter the Plan by filling out, signing and delivering to the Company an authorization:

A. Stating the percentage to be deducted regularly from the employee’s pay;

B. Authorizing the purchase of stock for the employee in each Payment Period in accordance with the terms of the Plan; and

C. Specifying the exact name or names in which stock purchased for the employee is to be issued as provided under Article 11 hereof.

     Such authorization must be received by the Company at least ten days before the first day of the next succeeding Payment Period and shall take effect only if the employee is an eligible employee on the first business day of such Payment Period.

     Unless a participant files a new authorization or withdraws from the Plan, the deductions and purchases under the authorization the participant has on file under the Plan will continue from one Payment Period to succeeding Payment Periods as long as the Plan remains in effect.

     The Company will accumulate and hold for each participant’s account the amounts deducted from his or her pay. No interest will be paid on these amounts.

Article 8 - Maximum Amount of Payroll Deductions.

     An employee may authorize payroll deductions in an amount (expressed as a whole percentage) not less than one percent (1%) but not more than ten percent (10%) of the employee’s total compensation, including base pay or salary and any overtime, bonuses or commissions.

Article 9 - Change in Payroll Deductions.

     Deductions may not be increased or decreased during a Payment Period. However, a participant may withdraw in full from the Plan.

Article 10 - Withdrawal from the Plan.

     An employee may withdraw from the Plan (in whole but not in part) at any time prior to the last business day of a Payment Period by delivering a withdrawal notice to the Company, in which event the Company shall promptly refund the entire balance of the employee’s deductions not previously used to purchase stock under the Plan.

     To re-enter the Plan, an employee who has previously withdrawn must file a new authorization at least ten days before the first day of the next Payment Period in which he or she wishes to participate. The employee’s re-entry into the Plan becomes effective at the beginning of such Payment Period, provided that he or she is an eligible employee on the first business day of the Payment Period.

Article 11 - Issuance of Stock.

     Certificates for stock issued to participants shall be delivered as soon as practicable after each Payment Period by the Company’s transfer agent.

     Stock purchased under the Plan shall be issued only in the name of the participant, or if the participant’s authorization so specifies, in the name of the participant and another person of legal age as joint tenants with rights of survivorship.

Article 12 - Adjustments.

     Upon the happening of any of the following described events, a participant’s rights under options granted under the Plan shall be adjusted as hereinafter provided:

A. In the event that the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if, upon a reorganization, split-up, liquidation, recapitalization or the like of the Company, the shares of Common Stock shall be exchanged for other securities of the Company, each participant shall be entitled, subject to the conditions herein stated, to purchase such number of shares of Common Stock or amount of other securities of the Company as were exchangeable for the number of shares of Common Stock that such participant would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or exchange; and

B. In the event the Company shall issue any of its shares as a stock dividend upon or with respect to the shares of stock of the class which shall at the time be subject to option hereunder, each participant upon exercising such an option shall be entitled to receive (for the purchase price paid upon such exercise) the shares as to which the participant is exercising his or her option and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such stock dividend or dividends were declared or paid, and such amount of cash in lieu of fractional shares, as is equal to the number of shares thereof and the amount of cash in lieu of fractional shares, respectively, which the participant would have received if the participant had been the holder of the shares as to which the participant is exercising his or her option at all times between the date of the granting of such option and the date of its exercise.

     Upon the happening of any of the foregoing events, the class and aggregate number of shares set forth in Article 4 hereof which are subject to options which have been or may be granted under the Plan and the limitations set forth in the second paragraph of Article 5 shall also be appropriately adjusted to reflect the events specified in paragraphs A and B above. Notwithstanding the foregoing, any adjustments made pursuant to paragraphs A or B shall be made only after the Committee, based on advice of counsel for the Company, determines whether such adjustments would constitute a “modification” (as that term is defined in Section 424 of the Code). If the Committee determines that such adjustments would constitute a modification, it may refrain from making such adjustments.

     If the Company is to be consolidated with or acquired by another entity (x) in a merger, consolidation or other reorganization in which the holders of the outstanding voting stock of the Company immediately preceding the consummation of such event shall, immediately following such event, hold, as a group, less than a majority of the voting securities of the surviving or resulting entity, (y) a sale of all or substantially all of the Company’s assets or (z) otherwise (an “Acquisition”), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”) shall, with respect to options then outstanding under the Plan, either (i) make appropriate provision for the continuation of such options by arranging for the substitution on an equitable basis for the shares then subject to such options either (a) the consideration payable with respect to the outstanding shares of the Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or successor corporation, or a parent or subsidiary of such corporation, or (c) such other securities as the Successor Board deems appropriate, the fair market value of which shall not materially exceed the fair market value of the shares of Common Stock subject to such options immediately preceding the Acquisition; or (ii) terminate each participant’s options in exchange for a cash payment equal to the excess of (a) the fair market value on the date of the Acquisition, of the number of shares of Common Stock that the participant’s accumulated payroll deductions as of the date of the Acquisition could purchase, at an option price determined with reference only to the first business day of the applicable Payment Period and subject to the 1125-share, Code Section 423(b) (8) and fractional-share limitations on the amount of stock a participant would be entitled to purchase, over (b) the result of multiplying such number of shares by such option price.

     The Committee or Successor Board shall determine the adjustments to be made under this Article 12, and its determination shall be conclusive.

Article 13 - No Transfer or Assignment of Employee’s Rights.

     An option granted under the Plan may not be transferred or assigned and may be exercised only by the participant.

Article 14 - Termination of Employee’s Rights.

     Whenever a participant ceases to be an eligible employee because of retirement, voluntary or involuntary termination, resignation, layoff, discharge, death or for any other reason, his or her rights under the Plan shall immediately terminate, and the Company shall promptly refund, without interest, the entire balance of his or her payroll deduction account under the Plan. Notwithstanding the foregoing, eligible employment shall be treated as continuing intact while a participant is on military leave, sick leave or other bona fide leave of absence, for up to 90 days, or for so long as the participant’s right to re-employment is guaranteed either by statute or by contract, if longer than 90 days.

Article 15 - Termination and Amendments to Plan.

     Unless terminated sooner as provided below, the Plan shall terminate on December 31, 2016. The Plan may be terminated at any time by the Company’s Board of Directors but such termination shall not affect options then outstanding under the Plan. If at any time shares of stock reserved for the purpose of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase stock. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase stock will be refunded, without interest.

     The Committee or the Board of Directors may from time to time adopt amendments to the Plan provided that, without the approval of the stockholders of the Company, no amendment may (i) increase the number of shares that may be issued under the Plan, or (ii) change the class of employees eligible to receive options under the Plan, if such action would be treated as the adoption of a new plan for purposes of Section 423(b) of the Code.

Article 16 - Limits on Sale of Stock Purchased under the Plan.

     The Plan is intended to provide shares of Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his or her own affairs. An employee may, therefore, sell stock purchased under the Plan at any time the employee chooses, subject to compliance with any applicable federal or state securities laws and subject to any restrictions imposed under Article 21 to ensure that tax withholding obligations are satisfied. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE COMMON STOCK.

Article 17 - Participating Subsidiaries.

     The term “participating subsidiary” shall mean any present or future subsidiary of the Company, as that term is defined in Section 424(f) of the Code, which is designated from time to time by the Board of Directors to participate in the Plan. The Board of Directors shall have the power to make such designation before or after the Plan is approved by the stockholders.

Article 18 - Optionees Not Stockholders.

     Neither the granting of an option to an employee nor the deductions from his or her pay shall constitute such employee a stockholder of the shares covered by an option until such shares have been actually purchased by the employee.

Article 19 - Application of Funds.

     The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan will be used for general corporate purposes.

Article 20 - Notice to Company of Disqualifying Disposition.

     By electing to participate in the Plan, each participant agrees to notify the Company in writing immediately after the participant transfers Common Stock acquired under the Plan, if such transfer occurs within two years after the first business day of the Payment Period in which such Common Stock was acquired. Each participant further agrees to provide any information about such a transfer as may be requested by the Company or any subsidiary corporation in order to assist it in complying with the tax laws. Such dispositions generally are treated as “disqualifying dispositions” under Sections 421 and 424 of the Code, which have certain tax consequences to participants and to the Company and its participating subsidiaries.

Article 21 - Withholding of Additional Income Taxes.

     By electing to participate in the Plan, each participant acknowledges that the Company and its participating subsidiaries are required to withhold taxes with respect to the amounts deducted from the participant’s compensation and accumulated for the benefit of the participant under the Plan, and each participant agrees that the Company and its participating subsidiaries may deduct additional amounts from the participant’s compensation, when amounts are added to the participant’s account, used to purchase Common Stock or refunded, in order to satisfy such withholding obligations. Each participant further acknowledges that when Common Stock is purchased under the Plan the Company and its participating subsidiaries may be required to withhold taxes with respect to all or a portion of the difference between the fair market value of the Common Stock purchased and its purchase price, and each participant agrees that such taxes may be withheld from compensation otherwise payable to such participant. It is intended that tax withholding will be accomplished in such a manner that the full amount of payroll deductions elected by the participant under Article 7 will be used to purchase Common Stock. However, if amounts sufficient to satisfy applicable tax withholding obligations have not been withheld from compensation otherwise payable to any participant, then, notwithstanding any other provision of the Plan, the Company may withhold such taxes from the participant’s accumulated payroll deductions and apply the net amount to the purchase of Common Stock, unless the participant pays to the Company, prior to the exercise date, an amount sufficient to satisfy such withholding obligations. Each participant further acknowledges that the Company and its participating subsidiaries may be required to withhold taxes in connection with the disposition of stock acquired under the Plan and agrees that the Company or any participating subsidiary may take whatever action it considers appropriate to satisfy such withholding requirements, including deducting from compensation otherwise payable to such participant an amount sufficient to satisfy such withholding requirements or conditioning any disposition of Common Stock by the participant upon the payment to the Company or such subsidiary of an amount sufficient to satisfy such withholding requirements.

Article 22 - Governmental Regulations.

     The Company’s obligation to sell and deliver shares of Common Stock under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

     Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to identify shares of Common Stock issued under the Plan on its stock ownership records and send tax information statements to employees and former employees who transfer title to such shares.

Article 23 - Governing Law.

     The validity and construction of the Plan shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

Article 24 - Approval of Board of Directors and Stockholders of the Company.

     The 1996 Employee Stock Purchase Plan was adopted by the Board of Directors on September 6, 1996 and was approved by the stockholders of the Company on October 25, 1996. The 1996 Employee Stock Purchase Plan was amended and restated on May 29, 1997 to constitute the Amended and Restated 1996 Employee Stock Purchase Plan. The Amended and Restated 1996 Employee Stock Purchase Plan was amended and restated on April 14, 2000 to constitute the Second Amended and Restated 1996 Employee Stock Purchase Plan. The Second Amended and Restated 1996 Employee Stock Purchase Plan was further amended on July 12, 2002, July 16, 2003 and May 19, 2006. The Third Amended and Restated 1996 Employee Stock Purchase Plan was adopted by the Board of Directors on May 19, 2006 and was approved by the stockholders of the Company on July 12, 2006 ~~to constitute the Plan~~. Further amendments to the Third Amended and Restated 1996 Employee Stock Purchase Plan were adopted by the Board of Directors on May 19, 2008 and approved by the stockholders of the Company on July 16, 2008 to constitute the Plan.

INVITATION TO 2008 ANNUAL MEETING OF STOCKHOLDERS

DATE: Wednesday, July 16, 2008

TIME: 10:00 a.m.

PLACE: SeaChange Corporate Headquarters
50 Nagog Park, Acton, Massachusetts 01720

June 4, 2008

Dear Fellow Stockholders,

     I am pleased that we are one of the first companies to take advantage of the Securities and Exchange Commission rules allowing issuers to furnish proxy materials over the Internet. Please read the proxy statement for more information on this alternative or follow the link to a Q&A here on our web site. We believe this will allow us to provide our stockholders with the information they need while lowering the costs of delivery and reducing the environmental impact of our annual meeting.

Sincerely yours,

Bill Styslinger
Chairman, President, and CEO

QUESTIONS AND ANSWERS ABOUT PROXY MATERIALS AND VOTING
FOR
SEACHANGE INTERNATIONAL’S ANNUAL MEETING
TO BE HELD
JULY 16, 2008

Why am I being provided with these materials?

     SeaChange is providing you with this proxy statement because our Board of Directors is soliciting your proxy to vote at our 2008 annual meeting of stockholders to be held on Wednesday, July 16, 2008. You are invited to attend the annual meeting and we request that you vote on the proposals described in this proxy statement. You do not need to attend the meeting to vote your shares. If you received a printed copy of these materials by mail, you may simply complete, sign and return your proxy card or follow the instructions below to submit your proxy over the telephone or via the Internet. If you did not receive a printed copy of these materials by mail and are accessing them on the Internet, you may simply follow the instructions below to submit your proxy on the Internet.

     We intend to mail a printed copy of our proxy statement and proxy card to certain of our stockholders of record entitled to vote at the annual meeting on or about June 4, 2008. All other stockholders will receive a Notice Regarding Availability of Proxy Matters (sometimes referred to as the “Notice of Internet Availability”), which will be mailed on or about June 4, 2008.

What if I have received a Notice Regarding the Availability of Proxy Materials?

     In accordance with the rules and regulations recently adopted by the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials to each stockholder of record, we may now furnish proxy materials to our stockholders on the Internet. If you received a Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials unless you request these from SeaChange. Instead, the Notice of Internet Availability will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability also instructs you as to how you may submit your proxy on the Internet or by phone. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, not including the proxy card, you should follow the instructions for requesting the materials included in the Notice of Internet Availability.

What am I voting on?

     There are three matters scheduled for a vote:

  The re-election of Mary Cotton and Carmine Vona as directors for an additional three year term;

  An amendment to SeaChange’s Third Amended and Restated 1996 Employee Stock Purchase Plan to increase the total authorized shares under the plan by 600,000 shares; and

  The ratification of the appointment of Grant Thornton LLP as SeaChange’s independent registered public accounting firm.

Who can vote at the annual meeting?

     Only stockholders of record at the close of business on May 19, 2008 will be entitled to vote at the annual meeting.

Am I a stockholder of record?

     If at the close of business on May 19, 2008 your shares were registered directly in your name with our transfer agent, BNY Mellon Shareowner Services, then you are a stockholder of record. If you hold SeaChange stock through a bank, broker or other intermediary, you are not a stockholder of record. Instead, you hold our stock in “street name,” and the “record owner” of your shares is your bank, broker or other intermediary. If you are not a registered stockholder, please understand that SeaChange does not know that you are a stockholder, or how many shares you own.

If I am a stockholder of record of SeaChange shares, how do I cast my vote?

     If you are a stockholder of record, you may vote in person at the annual meeting. However, we encourage you to vote by proxy card, the Internet or by telephone even if you plan to attend the annual meeting (please see the procedures for voting by proxy below). If you choose to vote in person at the annual meeting, we will give you a ballot when you arrive. Please be aware that you must present a valid photo ID and proof of share ownership.

     If you do not wish to vote in person or you will not be attending the annual meeting, you may vote by proxy. The procedures for voting by proxy are as follows:

  Printed Proxy Card: If you received a printed copy of the proxy materials by mail, you may vote by completing, signing and dating your proxy card and returning it promptly in the envelope provided. You are encouraged to specify your choices by marking the appropriate boxes on the proxy card. Shares will be voted following your written instructions. However, it is not necessary to mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations.

  Internet: To vote by proxy on the Internet go to www.proxyvote.com to complete an electronic proxy card. To authenticate your identity in order to allow you to provide your voting instructions, and to confirm that your instructions have been recorded properly, you will need your control number found on the Notice of Internet Availability or proxy card.

  Telephone: To vote by proxy over the telephone, dial the toll-free phone number listed on your proxy card or Notice of Internet Availability and follow the recorded instructions. To authenticate your identity in order to allow you to provide your voting instructions, and to confirm that your instructions have been recorded properly, you will need the control number found on the Notice of Internet Availability or proxy card.

     If you vote by proxy, your vote must be received by 11:59 pm Eastern time on July 15, 2008 to be counted.

We provide Internet proxy voting to allow you to vote your shares on line, with procedures designed to ensure the authenticity and correctness of your proxy voting instructions. However, please be aware that you must bear any costs associated with your Internet access, such as charges from Internet access providers and telephone companies.

If I am a holder in street name of SeaChange shares, how do I cast my vote?

     If you are a holder in street name, you may vote in person at the annual meeting, but in order to do so you will first have to ask your bank, broker or other intermediary to furnish you with a legal proxy. You will need to bring the legal proxy with you to the meeting, and hand it in with a signed ballot that you can request at the meeting. You will not be able to vote your shares at the meeting without a legal proxy and a signed ballot.

     If you are a holder in street name and do not wish to vote in person or you will not be attending the annual meeting, you may vote by proxy. To do so you must timely deliver your voting instructions to your respective bank, broker or other intermediary, following the specific instructions that have been provided to you by your bank, broker or other intermediary.

How many votes do I have?

     On each matter to be voted upon, you have one vote for each share of our common stock that you owned as of the close of business on May 19, 2008.

What does it mean if I received more than one Notice of Internet Availability or proxy card?

     If you received more than one Notice of Internet Availability or proxy card, your shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions included with each Notice of Internet Availability and proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

     For stockholders of record: Yes. A proxy may be revoked at any time prior to the voting at the meeting by submitting a later dated proxy (including a proxy via the Internet or by telephone) or by giving timely written notice of revocation to the Secretary of the Company.

     For holders in street name: Yes. You must follow the specific voting directions provided to you by your bank, broker or other intermediary to change or revoke any instructions you have already provided to your bank, broker or other intermediary.

How can I find out the results of the voting at the annual meeting?

     Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of fiscal 2009, which ends on July 31, 2008.

SEACHANGE INTERNATIONAL, INC.
ATTN: MARTHA SCHAEFER
50 NAGOG PARK
ACTON, MA 01720

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER
COMMUNICATIONS
If you would like to reduce the costs incurred by SeaChange International, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have  your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to SeaChange International, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	SECHA1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SEACHANGE INTERNATIONAL, INC.

Vote on Directors
1.	To elect two (2) Class III Directors to serve for a three-year term.
Nominees:
	(01)	Mary Palermo Cotton
	(02)	Carmine Vona
For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

☐	☐	☐

Vote on Proposals		For	Against	Abstain

2.	To approve the amendment to SeaChange’s Third Amended and Restated 1996 Employee Stock Purchase Plan.	☐	☐	☐

3.	To ratify the appointment of SeaChange’s independent registered public accounting firm, Grant Thornton LLP.	☐	☐	☐

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.)

For address changes and/or comments, please check this box and write them on the back where indicated.		☐		Yes	No

Please indicate if you wish to view meeting materials electronically via the Internet rather than receiving a hard copy. Please note that you will continue to receive a proxy card for voting purposes only.

☐	☐		Please indicate if you plan to attend this meeting.	☐	☐

Yes	No		HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

FOLD AND DETACH HERE

SEACHANGE INTERNATIONAL, INC.

     Annual Meeting of Stockholders to be held on July 16, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints William C. Styslinger, III and Kevin M. Bisson and each of them, with full power of substitution, as proxies to represent and vote all shares of common stock of SeaChange International, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of SeaChange to be held on July 16, 2008, at 10:00 a.m. local time, at SeaChange’s offices located at 50 Nagog Park, Acton, Massachusetts 01720, and at all adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated May 30, 2008, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS, FOR THE APPROVAL OF THE AMENDMENT TO SEACHANGE’S THIRD AMENDED AND RESTATED 1996 EMPLOYEE STOCK PURCHASE PLAN, AND FOR THE RATIFICATION OF THE APPOINTMENT OF SEACHANGE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

SEE REVERSE SIDE